Project Talent Discussion Materials Prepared for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. February 1, 2023 Preliminary Draft Subject to Review and Significant Revision Exhibit (c)(iii)

Preliminary Draft Subject to Review and Significant Revision These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Disclaimer 1

Preliminary Draft Subject to Review and Significant Revision Table of Contents I. Executive Summary II. Situation Update a. Macro Environment b. Diamond Situation Update III. Company Management Forecast IV. Valuation Considerations Appendix: Supporting Background Materials WACC Analysis Current Environment Update Further Supporting Materials 2 I. P.3 II. P.9 a. P.10 b. P.12 III. P.28 IV. P.44 P.54 I. P.55 II. P.66 III. P.80

I Executive Summary Table of Contents

Preliminary Draft Subject to Review and Significant Revision Transaction Background 4 Context The Target Company: Diamond (“Diamond” or the “Company”) has been listed on Nasdaq since its IPO on March 25, 2021 Shareholders in the Company consist of affiliated shareholders (“Baryte”), representing ~73% of the Company’s issued and outstanding shares, and unaffiliated shareholders / public float, representing ~27% Evercore Role: In the context of the proposed acquisition by Pearl and its affiliated company Sapphire (together “Pearl”), of all the issued and outstanding shares of the Company (the “Proposed Transaction”), a Special Committee of the Board of Diamond (the “Special Committee”) was formed on January 17, 2023, with the authority to, among other things, negotiate with respect to the Pearl proposal and determine whether a transaction would be in the best interests of the Company and its unaffiliated shareholders (including the authority to reject a transaction); Evercore Group L.L.C. (“Evercore”) has been engaged as financial advisor to the Special Committee Background to Offers 1 st Offer: On August 3, 2022, Pearl submitted a letter of intent for a take private acquisition of Diamond, whereby each outstanding share of Diamond would be acquired for $11.00 in cash This offer represented a 47% premium to Diamond’s closing share price on August 2, 2022, and a 54% premium to the Company’s VWAP for the 30-day trading period ended August 2, 2022 and an implied TEV / NTM EBITDA multiple of 14.4x The 1st Offer assumed that Baryte would roll-over a portion of its equity position in to the combined entity Initial Diligence Work Autumn 2022: Pearl conducted certain due diligence activities on Diamond from September 2022, which included, among others things, a management presentation, Q&A sessions, access to a virtual data room, access to Diamond’s 3-year business plan (“3YP (as of September, 2022)”), certain site visits and preparation by a third party of a report on potential synergies resulting from the combination of Diamond and Sapphire 2 nd Offer: On January 11, 2023 Pearl submitted a subsequent letter of intent for a take private acquisition of Diamond, whereby each outstanding share of Diamond would be acquired for $7.50 in cash This offer represented a 53% premium to Diamond’s closing share price as of January 10, 2023, and a 61% premium to the Company’s VWAP for the 30-day trading period ended January 11, 2023 and an implied TEV / NTM EBITDA of 11.9x. The 2nd Offer was 32% lower than the 1st Offer The 2nd Offer continued to assume that Baryte would roll-over a portion of its equity position in to the combined entity without disclosing information on the specific transaction structure that Pearl would contemplate with Baryte. We also understand that the Transaction Structure would assume the provision of a Vendor Loan by Baryte to Sapphire, the conditions of which have not yet been fully agreed

Preliminary Draft Subject to Review and Significant Revision In connection with our assignment, we have, among other things: Reviewed certain internal projected financial data relating to the Company for the years 2023 - 2027 prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Company Management Forecast”); Reviewed the latest estimates for the financial data relating to the Company for year 2022 (the “2022LE”) prepared and furnished to us by management of the Company Reviewed the following information which have been provided to us by the management of the Company: Board presentations: December 2021 (2022 Budget), December 2022 (2023 Budget), January 2023 Reviewed Historical 2021-2022 quarterly income statements and cash flow information relating to the Company Reviewed the Company Management Presentation dated September 2022 Reviewed the projected financial data related to the company for the years 2023 – 2025 prepared in September 2022 Discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Company Management Forecast; and Performed such other analyses and examinations and considered such other factors that we deemed appropriate Separately, we have also, among other things: Reviewed Pearl’s offer letters and certain communication between Diamond and Pearl Reviewed Sapphire's Management presentation dated September 2022 Reviewed Operational Due Diligence Phase 2 Report, dated November 2022 and prepared by FTI Consulting Been provided access to the Project Diamond virtual data room to which Pearl also has access We have also participated in two conference calls with Baryte Separately, we have also participated in a conference call with Pearl Evercore Review Status Update 5

Preliminary Draft Subject to Review and Significant Revision 2023-Jan-27 2023-Jan-31 2023-Jan-11 Pearl Offer Summary Market Price at Presentation Share Price Market Price at Latest Share Price 2nd Offer Price $5.76 $6.07 $7.50 % Premium Presentation Share Price (2023-Jan-27) 30% % Premium Latest Share Price (2023-Jan-31) 24% NOSH 327.5 327.5 327.5 Equity Value ($m) 1,887 1,988 2,457 Net Debt ($m) 1,832 1,832 1,832 TEV ($m) 3,719 3,821 4,289 NTM Consensus EBITDA ($m) - As at Offer Date 359 359 359 2022E Consensus EBITDA ($m) - As at Offer Date 331 331 331 2023E Consensus EBITDA ($m) - As at Offer Date 381 381 381 Diamond TEV / 2022E Consensus EBITDA 11.2x 11.5x 13.0x Diamond TEV / NTM Consensus EBITDA 10.4x 10.6x 11.9x Diamond TEV / 2023E Consensus EBITDA 9.8x 10.0x 11.3x Pearl Offer Summary 6 Pearl Offer Summary - $mm (unless otherwise stated) Source: Company Filings, FactSet, Pearl Offer Letters Note: (1) Market data referenced throughout presentation updated to 2023-Jan-27. (2) NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs for consistency across the presentation. (3) Refer to page 86 for Net Debt definition (2) (3) (1)

Preliminary Draft Subject to Review and Significant Revision Presentation SP (Jan-27) Latest SP (Jan-31) Diamond Price Per Share Diamond Consesus Ecolab Share Price ($) 5.76 6.07 7.50 8.00 8.50 9.00 9.50 10.00 Metric FactSet 2023-Jan-11 % Premium to Presentation SP 0% 5% 30% 39% 48% 56% 65% 74% At Presentation SP % Premium to 2 ndOffer (23%) (19%) 0% 7% 13% 20% 27% 33% % Premium to 30D VWAP 20% 26% 56% 66% 77% 87% 97% 108% % Premium to Median TP (9%) (4%) 19% 27% 34% 42% 50% 58% NOSH (m) 327.5 327.5 327.5 327.5 327.5 327.5 327.5 327.5 Equity Value 1,887 1,988 2,457 2,620 2,784 2,948 3,112 3,275 44,092 Net Debt 1,832 1,832 1,832 1,832 1,832 1,832 1,832 1,832 8,910 TEV 3,719 3,821 4,289 4,453 4,616 4,780 4,944 5,108 53,002 Company Management Forecast $mm TEV / EBITDA Consensus EBITDA 2022LE 332 11.2x 11.5x 12.9x 13.4x 13.9x 14.4x 14.9x 15.4x 334 11.1x 19.4x EBITDA 2023E 370 10.0x 10.3x 11.6x 12.0x 12.5x 12.9x 13.3x 13.8x 381 9.8x 17.8x EBITDA 2024E 398 9.4x 9.6x 10.8x 11.2x 11.6x 12.0x 12.4x 12.8x 437 8.5x 16.1x Company Management Forecast $mm TEV / EBIT Consensus EBIT 2022LE 240 15.5x 15.9x 17.9x 18.6x 19.3x 19.9x 20.6x 21.3x 244 15.2x 29.9x EBIT 2023E 275 13.5x 13.9x 15.6x 16.2x 16.8x 17.4x 18.0x 18.6x 301 12.3x 26.2x EBIT 2024E 302 12.3x 12.7x 14.2x 14.7x 15.3x 15.8x 16.4x 16.9x 354 10.5x 23.0x Company Management Forecast $ / sh Price / Earnings Consensus EPS 2022LE $0.29 19.9x 21.0x 26.0x 27.7x 29.4x 31.2x 32.9x 34.6x $0.30 19.4x 34.3x EPS 2023E $0.36 15.9x 16.7x 20.7x 22.0x 23.4x 24.8x 26.2x 27.5x $0.42 13.7x 30.8x EPS 2024E $0.45 12.8x 13.5x 16.6x 17.8x 18.9x 20.0x 21.1x 22.2x $0.57 10.1x 26.5x Analysis At Various Prices 7 Source: Company Management Forecast, Company Filings, FactSet as of January 27, 2023, Pearl’s 2nd Offer Note: (1) NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs (2) Refer to page 86 for Net Debt definition 2 nd Offer (2) (1) For Reference

Preliminary Draft Subject to Review and Significant Revision

Preliminary Valuation Summary

(All financials in $mm unless otherwise stated)

2023-Jan-11 Offer: $7.50

2023-Jan-27: $5.76

		Valuation Methodology	Metric Applied	Valuation Range ($ per Share) Low	Valuation Range ($ per Share) High	Implied TEV[1,2] / EBITDA 2022LE	Implied TEV[1,2] / EBITDA 2023E
Core Valuation Methodologies	DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Perpetuity Growth Rate Approach* WACC Range: 9.0 – 10.0% PGR Range: 3.25 – 3.75%	5.75	9.06	11.2x - 14.4x	10.0x - 13.0x
	DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Terminal Multiple Approach* WACC Range: 9.0 – 10.0% Terminal Value LTM EBITDA Multiple Range: 10.0 – 12.0x	6.98	9.71	12.4x - 15.1x	11.1x - 13.5x
	Trading Multiples	Avg. Diamond discount to Ecolab applied to Ecolab multiple	9.7 – 12.4x 2023E EBITDA Average of discount of Diamond to Ecolab TEV / NTM EBITDA multiple of (-7.8x) applied to Ecolab current - average since IPO NTM multiples: 17.5 – 20.2x	5.37	8.43	10.8x - 13.8x	9.7x - 12.4x
	Trading Multiples	Smaller Companies Universe	Median – 3rd Quartile TEV / 2023E EBITDA Multiples: 10.4 – 11.5x Applied on Diamond's 2023E EBITDA	6.17	7.41	11.6x - 12.8x	10.4x - 11.5x
	Precedent Multiples	Precedent transactions in the Hygiene / Cleaning Sector	TEV / LTM EBITDA Multiples: 12.0 – 14.0x Applied on Diamond's 2022LE[4] EBITDA	6.59	8.62	12.0x - 14.0x	10.8x - 12.6x
For reference only	Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 28 – 41% on Share price (January 27, 2023) of $5.76	7.37	8.12	12.8x - 13.5x	11.5x - 12.1x
	Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 29 – 48% on 3m VWAP (January 27, 2023) of $4.81	6.21	7.12	11.6x - 12.5x	10.4x - 11.2x
	Current Market Value	Presentation Share Price	Share price (27th January 2023): $5.76	5.76	6.07 (Latest SP)	11.2x	10.0x
	Current Market Value	52-week High / Low Share Price	Share price: $3.95 – 11.68	3.95	11.68	9.4x - 17.0x	8.4x - 15.3x
	Current Market Value	Discounted Future Share Price (as per December 31, 2025)	Applied NTM EBITDA Multiple Range of 9.1 – 11.1x to 2026E EBITDA, Equity value discounted to today at 11.9% Cost of Equity[3]	6.32	8.49	11.7x - 13.9x	10.5x - 12.5x
	Current Market Value	Research Target Price Range	Target price low / high: $4.00 – $9.00 (Median: $6.32)	4.00 (median 6.32)	9.00	9.5x - 14.4x	8.5x - 12.9x

EVERCORE

Source: Company Management Forecast, Company Filings, FactSet as of January 27, 2023.
Note: (1) NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs (2) Net debt excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets. (3) Midpoint of Supply Side and Historical Cost of Equity Calculation for discounting based on unlevered smaller companies universe median Beta of 0.78 and Total Debt / Total Capitalisation of 27.5% (see WACC analysis page 55) (4) LE = Latest Estimate

8

II Situation Update Table of Contents

IIa Macro Environment Table of Contents

Preliminary Draft Subject
to Review and Significant Revision

Mixed to Negative Environment, Weighting on Sector Valuations

Valuation Implications

1
- **Most major economies have been expected to be close to / fall into recession in 2023 following monetary tightening; success of China re-opening a major unknown**

2
- **Rapid cost and raw material inflation was the key global theme in 2022; recent economic indicators suggest that central bank tightening and M2 contraction is reducing inflation rates and that a softer economic backdrop is resulting in falling raw material costs**

3
- **2022's 1.05 EUR/USD expected to improve towards 1.09 by YE 2023 and 1.11 by YE 2024, reversing 2022 headwinds into 2023/2024 tailwinds for the large Euro area activity**

4
- **Trading in all Chemicals sub-sectors have recently significantly repriced; the highest multiple subsectors, Consumer and Specialty Chemicals, have de-rated the most; down by 6.1x and 4.5x turns of NTM EBITDA since their end 2021 / beginning 2022 peak levels**

5
- **The valuation decline was largely driven by a higher weighted average cost of capital (WACCs), in combination with a harder-to-navigate operating and margin environment**

- **Refer to Appendix P.66 for Background Materials**

Source: Bloomberg as of December 31, 2022, FactSet

EVERCORE

11

IIb Diamond Situation Update Table of Contents

Preliminary Draft Subject
to Review and Significant Revision

Diamond Situation Update

1. Diamond share price ($5.76) is trading lower by 62% compared to its IPO price. Company has significantly underperformed its direct peer Ecolab, the Large Companies Universe and Smaller Companies Universe index (see p81 for a summary of the Diamond IPO)

2. Diamond is currently trading at 10.1x NTM EBITDA (based on Consensus), lower by 6.0x compared to its IPO valuation; Diamond has also traded at a discount of ~7.8x on average compared to its direct peer Ecolab since IPO (see p20)

3. Consensus target price has followed the traded share price as it deteriorated and is currently $6.64, representing a 15.3% upside vs. today's price

4. 2022E EBITDA consensus declined from $470mm at IPO to $330mm today, in line with management guidance. Similarly, 2023E EBITDA consensus declined from >$500mm at IPO to $380mm today

5. Lower EBITDA generation, coupled with inflated working capital and over-runs on major footprint capex and opex, have resulted in less FCF and higher YE 2022 leverage than anticipated

Source: FactSet, Equity Research

EVERCORE

13

Preliminary Draft Subject to Review and Significant Revision $5.76 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 20.00 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Diamond Share Price Performance Evolution 14 Diamond Share Price Evolution Since IPO (March 2021 – Current, $) 14-May-21: Q1 2021 Earnings Source: FactSet as of January 27, 2023 13-Aug-21: Q2 2021 Earnings 5-Nov-21: Q3 2021 Earnings and completed acquisition of the Avmor business 9-March-22: Q4 2021 Earnings 10-May-22: Q1 2022 Earnings 4-Aug-22: Q2 2022 Earnings 3-Nov-22: Q3 2022 Earnings 5-Aug-21: Announced an agreement to acquire Tasman Chemicals in Australia 8-Nov-21: Announced proposed public offering of ordinary shares 6-Dec-21: Completed acquisition of Birko Corporation and Chad Equipment 24-Jan-22: Completed acquisition of Shorrock Trichem based in Europe 14-June-22: Announced an adjustment in energy surcharge for its European business 20-Apr-21: Appointed Selim Bassoul and Juan R. Figuereo to the Board of Directors 1-Sep-21: Appointed Rod Hochman to the Board of Directors 1-Mar-22: Appointed Katherine S. Zanotti to the Board of Directors 17-Mar-22: Appointed Eric Foss as Chairman of the Board

Preliminary Draft Subject to Review and Significant Revision Headwinds Have Caused Research to Downgrade Growth and Multiple 15 Summary of Select Price Targets(1) Target Price Range Since IPO ($) Evolution of Price Target and Recommendations ($) Median Target Price Implied NTM EBITDA Multiple $4 $6 $8 $10 $12 $14 $16 $18 $20 $22 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Median Target Price Target Price Low Target Price High 1 st Bid: $11.00 vs. TP: $9.00 2 nd Bid: $7.50 vs. TP: $6.32 19.4x 10.9x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x 22.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 1 st Offer implied a multiple of 13.4x vs. a median multiple of 12.8x 2 nd Offer implied a multiple of 11.9x vs. a median multiple of 12.1x 6.64 5.76 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0.00 5.00 10.00 15.00 20.00 25.00 Apr-21 Jul-21 Sep-21 Dec-21 Feb-22 May-22 Jul-22 Sep-22 Dec-22 Buy Hold Sell Target Price Price Current Research Date Rating Price Target UBS 11 Jan 23 Buy $8.50 RBC Capital Markets 11 Jan 23 Hold 6.00 Morgan Stanley 10 Jan 23 Overweight 8.00 Goldman Sachs 06 Jan 23 Neutral 6.70 BMO Capital Markets 15 Dec 22 Market Perform 5.80 Mizuho Securities 02 Dec 22 Hold 5.58 JP Morgan 07 Nov 22 Overweight 9.00 Barclays 04 Nov 22 Hold 5.00 Jefferies 03 Nov 22 Hold 5.15 Min $5.00 Max 9.00 $6.32 $9.00 $4.00 Source: FactSet as of January 27, 2023. Includes all granted, vested and unvested MEIP shares, PSUs and RSUs Note: FactSet Price Target differs slightly from Mean Price Target shown due to the inclusion of further research. (1) 1 Year forward target price

Preliminary Draft Subject to Review and Significant Revision Diamond: Research’s Estimates Have Changed Over Time 16 Research’s Mean 2022E EBITDA Estimates Since IPO ($mm) 2022E EBITDA $331m 300 350 400 450 500 550 Apr-21 Sep-21 Feb-22 Jul-22 Dec-22 Q4 2021: Guidance 22E EBITDA: $380mm-420mm Q1 2022: Guidance 22E EBITDA: $380mm-420mm Q2 2022: Guidance 22E EBITDA: $350mm-390mm Q3 2022: Guidance 22E EBITDA: $330mm 468 379 343 331 Selected EBITDA Estimates Development Since IPO ($mm) 469 393 359 349 473 400 354 333 466 380 350 329 462 400 352 334 2022E EBITDA Since IPO Mar-22 Aug-22 Now 2023E EBITDA Since IPO Mar-22 Aug-22 Now 514 411 411 367 536 463 422 387 530 444 428 403 503 432 406 381 510 455 417 393 -10.7% -8.3% -5.8% -6.2% -5.8% -3.5% -2.8% -5.9% -6.0% -5.1% Source: FactSet as of January 27, 2023, Equity Research

Preliminary Draft Subject to Review and Significant Revision Source: FactSet as of January 27, 2023 Note: Share price return calculated in local currency to exclude FX impact Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Diamond Summary Trading Performance Diamond Share Performance vs. Peer Groups Since IPO 17 -62% -27% -8% 8% (80.0%) (60.0%) (40.0%) (20.0%) 0.0% 20.0% 40.0% Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Period Diamond Ecolab Large Companies Universe Smaller Companies Universe Since IPO -61.5% -27.0% -8.3% 7.6% L1Y -46.3% -17.0% -12.3% 6.7% L6M -22.0% -5.2% 0.9% 13.5% L3M 108.5% 99.5% 7.9% 13.0% Diamond Large Companies Universe Smaller Companies Universe

Preliminary Draft Subject to Review and Significant Revision Source: FactSet as of January 27, 2023 Note: Returns reflect the compound total return assuming dividends are reinvested on the ex-date (excluding the reinvestment of special cash dividends) Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Diamond Total Shareholder Return Assessment Last 6 Months 18 Last 1 Year Since IPO (2021-03-25) 10% 1% (5%) (22%) 2% (2%) (16%) (46%) 9% (2%) (26%) Diamond Diamond Diamond (62%) Large Companies Universe Smaller Chemical Companies Universe Large Companies Universe Smaller Chemical Companies Universe Large Companies Universe Smaller Chemical Companies Universe

Preliminary Draft Subject to Review and Significant Revision - 50 100 150 200 250 300 350 - 50 100 150 200 250 300 350 Source: FactSet as of January 27, 2023 Note: Diamond NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs. Refer to page 86 for Net Debt definition Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Diamond Share Price and TEV Development vs Ecolab and Peers Share Price Since Diamond IPO (Rebased 100 as of current) 19 All-time high: 18.5 $/share 100 All-time low: 4.0 $/share TEV Since Diamond IPO (Rebased 100 as of current) Diamond Diamond Smaller Companies Universe Large Companies Universe 100 Large Companies Universe Smaller Companies Universe TEV ($bn) - Average Since IPO L12M L6M L3M L1M Current Diamond $5.3bn 4.1 3.6 3.4 3.4 3.7 Ecolab $62.1bn 55.3 53.0 51.3 51.9 52.5 D. - ECL ($56.8bn) (51.2) (49.4) (47.9) (48.4) (48.7)

Preliminary Draft Subject to Review and Significant Revision - 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 - 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Diamond Valuation Development vs Ecolab and Peers TEV / LTM EBITDA since Diamond IPO TEV / NTM EBITDA since Diamond IPO 20 Diamond Diamond Smaller Companies Universe Large Companies Universe Large Companies Universe Smaller Companies Universe TEV / NTM EBITDA - Average Since IPO L12M L6M L3M L1M Current Diamond 12.3x 9.9x 9.1x 8.9x 9.0x 9.7x Ecolab 20.2x 17.9x 17.4x 17.2x 17.4x 17.5x in x (7.8x) (8.0x) (8.4x) (8.3x) (8.4x) (7.8x) in % (39%) (45%) (48%) (48%) (48%) (45%) D. - ECL TEV / LTM EBITDA - Average Since IPO L12M L6M L3M L1M Current Diamond 13.3x 10.6x 10.0x 10.1x 10.4x 11.1x Ecolab 23.0x 20.1x 19.3x 18.8x 19.0x 19.1x in x (9.7x) (9.5x) (9.3x) (8.7x) (8.6x) (8.0x) in % (42%) (47%) (48%) (46%) (45%) (42%) D. - ECL 9.7x 16.3x 11.1x 17.5x Source: FactSet as of January 27, 2023 Note: Diamond NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs. Refer to page 86 for Net Debt definition Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan

Preliminary Draft Subject to Review and Significant Revision 21 Comparative Historical vs Research Projections EBITDA: Comparative Analysis of DIamond Peers (indexed to 100 as of 2022) Source: FactSet as of January 27, 2023 Note: (1) PF for Ecolab’s acquisition of CID Lines and Purolite and sale of ChampionX, as well as Rentokil’s acquisition of Terminix Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan 100 60.0 70.0 80.0 90.0 100.0 110.0 120.0 130.0 140.0 2018A 2019A 2020A 2021A 2022E 2023E 2024E 100 40.0 50.0 60.0 70.0 80.0 90.0 100.0 110.0 120.0 130.0 140.0 2018A 2019A 2020A 2021A 2022E 2023E 2024E Diamond (Consensus) Large Companies Universe Smaller Companies Universe Diamond (Consensus) Large Companies Universe Smaller Companies Universe Historical CAGR L5Y L3Y L1Y Diamond (1.7%) (6.3%) (12.8%) 11.1% Ecolab 0.3% 1.0% 3.7% 7.6% Large Universe (1.2%) (1.3%) (0.9%) 10.6% Smaller Universe 3.0% 2.9% 6.8% 4.6% CAGR 22LE-24E Historical CAGR L5Y L3Y L1Y Diamond 1.5% (0.6%) (18.6%) 14.4% Ecolab 0.1% (2.4%) 3.2% 9.5% Large Universe 1.6% 1.8% (0.6%) 6.9% Smaller Universe 4.6% 5.8% 10.2% 10.6% CAGR 22E-24E Projected Gross Profit Comparative Analysis of Diamond vs Peers (indexed to 100 in 2022) Projected

Preliminary Draft Subject
to Review and Significant Revision

Side-by-side of Diamond and Ecolab

Diamond (Consensus Forecasts) | **ECOLAB**

Portfolio Mix (2021A)



Food & Beverage, 27%
Institutional, 73%



Other, 11%
Global Healthcare & Life Sciences, 9%
Global Industrial, 49%
Global Institutional & Specialty, 31%

Geographic Mix (2021A)



Latin America, 7%
Middle East & Africa, 9%
APAC, 13%
Europe, 44%
North America, 27%



IMEA, 3%
Latin America, 6%
APAC, 14%
North America, 55%
Europe, 22%

Revenue (2019A – 2025E, $mm) (1)



CAGR 19A-22E: 1.8%
CAGR 22E-25E: 5.6%
2,624
2,629
2,619
2,765
2,882
3,009
3,259
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E



CAGR 19A-22E: 3.3%
CAGR 22E-25E: 7.2%
12,886
10,947
12,721
14,211
14,891
15,645
17,499
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E

Gross profit (2019A – 2025E, $mm) (1)



CAGR 19A-22E: (6.3%)
CAGR 22E-25E: 8.2%
1,189
1,162
1,123
979
1,100
1,208
1,241
Margin %
45% 44% 43% 35% 38% 40% 38%
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E



CAGR 19A-22E: 1.0%
CAGR 22E-25E: 12.1%
5,248
4,578
5,215
5,410
5,791
6,266
7,612
Margin %
41% 42% 41% 38% 39% 40% 43%
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E

EBITDA (2019A – 2025E, $mm) (1)



CAGR 19A-22E: (0.6%)
CAGR 22E-25E: 13.2%
340
401
410
334
381
437
485
Margin %
13% 15% 16% 12% 13% 15% 15%
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E



CAGR 19A-22E: (2.4%)
CAGR 22E-25E: 11.7%
2,931
2,384
2,642
2,726
2,976
3,269
3,801
Margin %
23% 22% 21% 19% 20% 21% 22%
Metric
2019A 2020A 2021A 2022E 2023E 2024E 2025E

EVERCORE

22

Source: Company filings, FactSet as of January 27, 2023
Note: (1) PF for Ecolab's acquisition of CID Lines and Purolite and sale of ChampionX

Preliminary Draft Subject to Review and Significant Revision Price (1/27/23): $5.76 First Reported Estimated Prem. / (Disc.) Position (% Outstanding) Position Change Since Entry Rank Investor Style Ownership Cost Basis to Basis Current 6/30/22 At Entry % OS of Diamond Shares Owned (mm) 1 MFS Investment Management Core Growth Jun-21 $12.27 (53.0) % 3.0% 3.0% 1.1% 2.0% 6.6 2 BlackRock Financial Management Core Growth Jun-21 14.38 (60.0) 1.7 1.8 2.3 (0.6) (1.4) 3 JP Morgan Asset Management GARP Jun-21 14.42 (60.0) 1.7 1.7 0.5 1.2 3.9 4 Frontier Capital Management Company GARP Jun-22 7.17 (19.7) 1.4 0.6 0.6 0.8 2.7 5 BlackRock Institutional Trust Company Index Jun-21 12.23 (52.9) 1.4 1.3 0.7 0.7 2.5 6 Sunriver Management Hedge Fund Jun-21 14.91 (61.4) 1.2 1.3 0.7 0.5 1.9 7 Hawk Ridge Capital Management Hedge Fund Mar-22 7.79 (26.0) 1.1 0.7 0.2 0.9 2.8 8 Ensign Peak Advisors Specialty Dec-21 10.21 (43.6) 0.8 0.8 0.1 0.7 2.1 9 RobecoSAM Specialty Jun-21 13.41 (57.0) 0.8 0.9 0.3 0.5 1.7 10 Allspring Global Investments Core Value Jun-21 14.37 (59.9) 0.8 0.7 1.2 (0.4) (1.1) 11 UBS Asset Management (Americas) Core Value Mar-22 7.79 (26.0) 0.8 0.6 0.0 0.8 2.5 12 American Century Investment Management Core Growth Jun-21 13.09 (56.0) 0.7 0.9 0.6 0.2 0.6 13 Hargreaves Lansdown Fund Managers GARP Sep-21 13.13 (56.1) 0.7 0.8 0.1 0.6 1.8 14 BlackRock Investment Management Core Growth Jun-21 14.56 (60.4) 0.7 0.7 0.9 (0.3) (0.6) 15 Hill City Capital Hedge Fund Sep-22 6.35 (9.4) 0.6 0.0 0.6 - - 16 The Vanguard Group Index Jun-21 10.86 (47.0) 0.5 0.4 0.2 0.3 1.1 17 Geode Capital Management Index Jun-21 12.25 (53.0) 0.5 0.4 0.3 0.2 0.8 18 Vaughan Nelson Investment Management Core Growth Jun-21 12.28 (53.1) 0.4 0.4 0.1 0.3 1.0 19 State Street Global Advisors Index Jun-21 12.72 (54.7) 0.4 0.4 0.2 0.2 0.8 20 UBS Asset Management (Switzerland) Core Value Jun-22 8.35 (31.0) 0.3 0.4 0.4 (0.1) (0.2) Top 20 Total $11.93 (51.7) % 19.6% 17.7% 11.1% 8.5 29.6 29 D. E. Shaw Hedge Fund Sep-21 $8.20 (29.7) % 0.1% 0.1% 0.0% 0.1 0.4 Institutional Shareholder Summary 23 Top 20 Institutional Shareholders and Hedge Funds of Note Source: Refinitiv Eikon, FactSet as of January 27, 2023, Company filings Note: Blue shading represents funds that have been activists in the past 1. Estimated cost basis is a per share item calculated as the summed product of the volume-weighted average price over the periods when shares were purchased and the increase in shares over these periods divided by the total number of shares purchased during the most recent period of continuous ownership since 03/31/21 2. Data based on 9/30/22 13F filings and any subsequent 13Ds and 13Gs 3. Figure reflects a weighted average of only the top 20 institutional shareholders shown (1) (2) (3)

Preliminary Draft Subject to Review and Significant Revision $ - $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Evolution of Today’s Institutional Shareholders Over Time: #1-5 24 Source: Refinitiv Eikon, FactSet as of January 27, 2023, Company filings Top 5 Institutional Shareholder Ownership by Quarter 1.1% 1.1% 1.7% 2.7% 3.0% 3.0% 2.3% 2.1% 2.0% 2.2% 1.8% 1.7% 0.5% 0.7% 1.5% 1.7% 1.7% 1.7% - - - - 0.6% 1.4% 0.7% 0.6% 0.8% 0.8% 1.3% 1.4% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 BlackRock Financial Management MFS Investment Management JP Morgan Asset Management BlackRock Institutional Trust Company Frontier Capital Management Company Diamond Share Price Diamond Ownership (%) Share Price (US$ / share)

Preliminary Draft Subject to Review and Significant Revision $ - $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Evolution of Today’s Institutional Shareholders Over Time: #6-10 25 #6-10 Institutional Shareholder Ownership by Quarter 0.7% 1.0% 1.1% 1.3% 1.3% 1.2% - - - 0.2% 0.7% 1.1% - - 0.1% 0.8% 0.8% 0.8% 0.3% 0.5% 0.5% 0.8% 0.9% 0.8% 1.2% 1.2% 1.0% 1.0% 0.7% 0.8% 0.0% 0.3% 0.5% 0.8% 1.0% 1.3% 1.5% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Hawk Ridge Capital Management Sunriver Management Ensign Peak Advisors Allspring Global Investments RobecoSAM Diamond Share Price Diamond Ownership (%) Share Price (US$ / share) Source: Refinitiv Eikon, FactSet as of January 27, 2023, Company filings

Preliminary Draft Subject to Review and Significant Revision $ - $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Evolution of Today’s Institutional Shareholders Over Time: #11-15 26 #11-15 Institutional Shareholder Ownership by Quarter - - - 0.0% 0.6% 0.8% 0.6% 0.6% 0.7% 0.6% 0.9% 0.7% - 0.1% 0.7% 0.8% 0.8% 0.7% 0.9% 0.8% 0.8% 0.8% 0.7% 0.7% - - - - - 0.6% 0.0% 0.3% 0.5% 0.8% 1.0% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 American Century Investment Management UBS Asset Management (Americas) Hargreaves Lansdown Fund Managers Hill City Capital BlackRock Investment Management Diamond Share Price Diamond Ownership (%) Share Price (US$ / share) Source: Refinitiv Eikon, FactSet as of January 27, 2023, Company filings

Preliminary Draft Subject to Review and Significant Revision $ - $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 Evolution of Today’s Institutional Shareholders Over Time: #16-20 27 #16-20 Institutional Shareholder Ownership by Quarter 0.2% 0.2% 0.2% 0.2% 0.4% 0.5% 0.3% 0.3% 0.3% 0.3% 0.4% 0.5% 0.1% 0.2% 0.3% 0.4% 0.4% 0.4% 0.2% 0.2% 0.2% 0.2% 0.4% 0.4% - - - - 0.4% 0.3% 0.0% 0.2% 0.4% 0.6% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Geode Capital Management The Vanguard Group Vaughan Nelson Investment Management UBS Asset Management (Switzerland) State Street Global Advisors Diamond Share Price Diamond Ownership (%) Share Price (US$ / share) Source: Refinitiv Eikon, FactSet as of January 27, 2023, Company filings

III Company Management Forecast Table of Contents

A B C D E F

Preliminary Draft Subject to Review and Significant Revision

Company Management Forecast Section Overview

A Business Background & Drivers	▪ Company Management Forecast was prepared and provided to Evercore in January 2023 and covers the period 2023E-2027E, along with a normalised terminal year
B Historic and Forecast Financial Development	▪ Overview of historical Diamond financial development as well as the Company Management Forecast for both the F&B division as well as the Institutional division
C Net Sales & Gross Profit Bridge Observations	▪ Graphical depiction of the key impacting factors on Net Sales & Gross Profit performance from the Company Management Forecast for 2022LE to 2023E and for 2023E to 2027E
D Performance vs Various Company Management Forecast	▪ Observations around previous forecasts (proposed in December 2021 and September 2022) and the Company Management Forecast
E Company Management Forecast FX Assumptions	▪ Overview of the core FX rate assumptions used in the Company Management Forecast as well as a comparison vs current Market Rate Estimates for certain currency pairs
F **Preliminary Observations**	▪ **Preliminary observations around the impacting items upon value for shareholders from the Company Management Forecast**

EVERCORE 29

Preliminary Draft Subject to Review and Significant Revision Company Management Forecast: Background 30 Background Information Management prepared the Company Management Forecast in a context where the Company’s post COVID financial performance has been negatively impacted by pockets of volumetric demand deterioration, broad cost inflation, dramatic raw material cost escalations, on-going logistics supply chain inefficiencies/constraints and some Diamond-specific operational challenges associated with some footprint rationalization. Translational FX also was a major impact for the business in this time period 2022 Gross Profit declined by 16% from $1.3bn in 2022 Budget as approved in December 2021 to $1.0bn as per the Company Management Forecast 2022 EBITDA declined by 26% from $450mm in 2022 Budget as approved in December 2021 to $332mm as per the Company Management Forecast Due to the Company’s focus on passing through rapidly escalating costs via price increases and on managing supply chain transformations, certain originally intended growth initiatives have not been executed (albeit the key growth drivers have seen growth, but not to the same extend as expected) Considerations for 2023 and beyond include: COVID remains a factor for China in H1 2023 Inflation and raw material issues expected by Company management to progressively recede Potential negative customer churn impacts may develop as customers have more time to assess accepted 2022 pricing increases / may be under contract Company Management Forecast includes the potential impact of a recession, which is assumed to impact globally Weakening of USD (kept constant from 2024 onward) Company management indicates that a certain number of key actions will be taken to support Diamond’s mid-term and long-term strategy: Completion of the North-American Supply Chain initiative (“Megalodon Project”) Optimising tools developed recently around commercial excellence, CRM, archetypes and operational efficiency / sustainability for customers Pursuing new attractive capex investments From an EBITDA development perspective, the Company Management Forecast contemplates that the Company EBITDA will return to the level as forecasted in its 2022 budget only by 2025E We have also been provided with a previous business plan prepared in Q3 2022 (“3YP (as of 22-Sep)”) F Source: Company Management Forecast, Company Management A B C D E

Preliminary Draft Subject to Review and Significant Revision Company Management Forecast: Background (Cont’d) 31 Historical Performance & Drivers (2019A to 2022LE(1)) Group revenue performance has grown from $2,624mm in 2019A to $2,766m in 2022LE, representing +1.8% CAGR Weakening of currencies vs. dollar has had a significant impact on the 2022LE revenue (-$272mm) On a constant currency basis, 2022LE would have reached $2,969m, representing a CAGR of 4.5% Divisionally, F&B revenue grew from $662mm to $681mm (+9%) Company Management indicated that F&B has experienced strong volume performance since the early 2021 trough and is now roughly 10% above 2019 levels driven mainly by LatAm, MEA and North American growth Institutional declined from $1,978mm to $1,894mm (-4%) Base Institutional volumes have seen more muted recovery from COVID lows, still remaining ~13% below 2019 levels. This was mainly driven by flat performance in Europe which is the most significant part of the Institutional business On a revenue basis, pricing effect was the major contributor to increased revenue from 2019A to 2022LE (+$315mm) vs Volume impact which was (+$104mm) Forecast Performance & Drivers (2023E – 2027E) Revenue On a group level, revenue is forecasted to grow to $3,794mm by 2027E (+6.5% CAGR 22-27E), incl. contribution of $217mm from acquisitions In 2023, the vast majority of this growth is forecast to be derived from price increases, some of which will flow through from 2022 price increases, and some via new 2023 increases (+12.9% increase in 2023E forecast representing ~$382mm). Post 2023, price increases are set to normalise at a level inline with inflation (~3%) Volume drivers assumptions on a long-term basis are derived from Real GDP growth (+2.6%), Growth Initiatives (predominantly Institutional related) (+2.5%) and Customer Churn (-1.1%) By 2027 the key contributors to growth and therefore the key assumptions from a revenue perspective are price (which represents $110mm), Real GDP volume growth (which represents +$100m) and Growth Initiatives (+$95mm) Post 2023, the Institutional business is forecast to benefit long-term from ~4.5% in volume growth annually vs 2.5% with price vs the F&B business which is forecast to grow ~2-3% on a volume basis annually and ~3% from pricing annually Source: Company Management Forecast, Company Management (1) LE = Latest Estimate A B C D E F

Preliminary Draft Subject to Review and Significant Revision Company Management Forecast: Background (Cont’d) 32 Gross Profit Company Management Forecast assumes improvement in Gross Profit margin by 2.7ppt between 2022LE and 2027E, thereof 1.1ppt in 2023E (excl, M&A), driving Gross Profit from $1,060mm in 2022LE to 1,468mm in 2027E, representing +6.7% CAGR Gross Profit increases by $132mm in 2023E to $1,193mm (+12.5%), driven by: Positives: market growth, wins at top accounts, freight costs improvement, Megalodon Project Negatives: client churn, recession risks, volume contingency and FX effects Pricing: Net impact of +$124mm, following the carry effects from 2022LE price increases and COGS inflation (+$68mm) and new pricing initiatives following new costs increase (+$56mm) Gross Profit further increases by $355mm in 2023E (+6.7% CAGR), driven by: Positives: market growth, pricing, wins at top accounts, M&A Negatives: client churn, recession risks, volume contingency (~1% of Gross Profit annually), COGS inflation SG&A 2023E assumes an increase in SG&A (excl. M&A) by $90m (+12%) to $818mm, mainly driven by personnel / compensation costs From 2024E onwards, SG&A are forecasted to grow at 3.8% annually until 2027E EBITDA On a group level and incl. M&A, EBITDA will grow to $370mm in 2023E (12.3% margin) to $554m in 2027E (14.6%) at a CAGR of 6.5% Excluding M&A, 2027E EBITDA would be $35mm lower at $519mn (14.5% margin) M&A In 2023E, Company Management indicated being close to execute an acquisition, which could contribute $17m additional revenue From 2024E onwards, the Company Management Forecast assumes the acquisition of one or several companies, contributing $50mm in additional revenue every year, with an EBITDA margin of 14.0%, increasing to 17% due to gross margin and SG&A synergies and acquired at ~7.0x Company Management indicated that these assumptions were in line with M&A opportunities they reviewed in the past Source: Company Management Forecast, Company Management A B C D E F

Preliminary Draft Subject to Review and Significant Revision Company Management Forecast: Background (Cont’d) 33 Capital Expenditures c. $110mm on average is spent annually as Capital Expenditures between 2023E-2027E, consisting of Operational Capex ($35mm) and Dosing and Dispensing capex ($75mm), in line with historical levels of 70% of capex. Company Management indicated that significant capex investments have been made during Baryte ownership. In 2021A and 2022LE, Diamond spent $26mm and $30mm for its North America Factory (Project Megalodon) Working Capital and Leverage Company Management indicated that Net Working Capital has been driven by developments at DSO (constant), DIO (decreasing from 72 days in 2023E to 60 days in 2027E) and DPO (decreasing from 95 days to 91 days). Overall, Net Working Capital is constant at 9.8% of Revenue over the forecast period Company Management have indicated that Net Financial Debt / Adjusted EBITDA has increased from 4.4x in 2021A to 5.3x in 2022LE (purely due to a reduction in EBITDA for this time period given Net Financial Debt reduced from $1,787mm to $1,771mm). The Company Management Forecast includes a reduction in leverage down to 2.2x Net Financial Debt / Adj. EBITDA by 2027E ($1,209mm in Net Financial Debt) Other Operating Costs and Cash Flows Items Company Management Forecast includes ~$30mm on average of additional negative cash outflows, corresponding to one-time costs (restructuring, to be incurred in order to drive margin expansion, or other operating costs such as freight, etc), M&A integration costs, or as cash inflows, the impact of the timing difference of sales rebates accrual, fully impacting EBITDA on a specific year, while actually paid out the following year Cash Taxes Management indicated that the Company’s Effective Tax Rate has been in the 29-30% range historically, cash taxes are forecasted at ~12.6% of EBITDA until 2027E and 20% afterwards As part of the Tax Receivable Agreement (the “TRA”), certain cash outflows have been incorporated in the Company Management Forecast until 2027E. Post 2027E, the Net Present Value of the future cash outflows until 2045 has been deducted from the Terminal Value as part of the Discounted Cash Flow valuation methodology Terminal Year Normalised Free Cash Flows Company Management Forecast also included a normalised Free Cash Flow year based on 2027E which was used to compute the Terminal Value as part of the DCF valuation methodology Terminal Year Normalised Free Cash Flows are based on Revenue of $3.8bn, EBITDA margin of 14.6%, Capex of $110mm, in line with 2024E-2027E forecasts, working capital investment of -$9m, certain operating costs outflows and inflows for net -$5m. No M&A has been included Source: Company Management Forecast, Company Management A B C D E F

Preliminary Draft Subject to Review and Significant Revision 380 415 369 351 457 523 584 650 717 121 131 149 120 156 164 181 196 211 340 401 410 332 370 398 445 499 554 19% 21% 19% 17% 19% 21% 21% 22% 23% 20% 21% 22% 14% 15% 15% 16% 17% 17% 13% 15% 16% 12% 12% 13% 13% 14% 15% '19A '20A '21A '22LE '23E '24E '25E '26E '27E Institutional F&B Total % Margin 929 910 828 866 1,021 1,107 1,188 1,277 1,369 254 260 276 274 329 347 374 401 428 1,189 1,162 1,123 1,060 1,193 1,261 1,351 1,448 1,548 47% 45% 44% 41% 43% 43% 44% 44% 44% 41% 42% 41% 32% 32% 33% 33% 34% 34% 45% 44% 43% 38% 39% 40% 40% 41% 41% '19A '20A '21A '22LE '23E '24E '25E '26E '27E Institutional F&B Total % Margin Source: Company filings, Company Management Forecast Note: (1) Total figures include items such as global costs, volume contingency, FX and M&A 1,978 2,013 1,894 2,100 2,383 2,544 2,721 2,917 3,120 622 625 681 869 1,023 1,058 1,124 1,185 1,245 2,624 2,629 2,619 2,766 3,023 3,148 3,353 3,570 3,794 '19A '20A '21A '22LE '23E '24E '25E '26E '27E Institutional F&B Key Financials Development Over Time (2019A – 2027E) 34 ’19A-’22LE CAGR: 1.8% ’23-’27E CAGR: 5.8% Net Sales(1) Gross Profit & Gross Margin(1) Adj. EBITDA & EBITDA Margin(1) ’19A-’22LE CAGR: (3.8%) ’23-’27E CAGR: 6.7% ’19A-’22LE CAGR: (0.8%) ’23-’27E CAGR: 10.6% (All financials in $mm unless otherwise stated) % YoY '20A '21A '22LE '23E '24E '25E '26E '27E Inst. 2% -6% 11% 13% 7% 7% 7% 7% F&B 1% 9% 28% 18% 3% 6% 5% 5% Total 0% 0% 6% 9% 4% 7% 6% 6% % YoY '20A '21A '22LE '23E '24E '25E '26E '27E Inst. -2% -9% 5% 18% 8% 7% 8% 7% F&B 2% 6% -1% 20% 5% 8% 7% 7% Total -2% -3% -6% 12% 6% 7% 7% 7% % YoY '20A '21A '22LE '23E '24E '25E '26E '27E Inst. 9% -11% -5% 30% 14% 12% 11% 10% F&B 8% 14% -19% 30% 5% 10% 9% 8% Total 18% 2% -19% 11% 7% 12% 12% 11% 2022LE ~$3bn on a Constant Currency Basis A B C D E F

Preliminary Draft Subject to Review and Significant Revision Excluding price impacts (of which 40% have already been secured in 2022LE), 2023E expected to decrease by 4.5% vs. 2022LE Net Sales Bridge (2022LE – 2023E) 35 Net Sales Bridge (2022LE – 2023E) Source: Company Management Forecast 3,023.2 22.6 37.8 103.9 0.5 16.8 150.7 230.9 13.0 22.6 73.8 72.5 123.9 2,765.9 2,641.6 Net Sales 2022LE Recovery GDP Recession Top account Wins Top account Losses Net Churn Volume Contingency Global Costs FX M&A Net Sales 2023E (excl. Price Effect) Price Carry Price Net Sales 2023E (All financials in $mm unless otherwise stated) Volume drivers to contribute to net -$18mm in 2023E based on following growth rates: • COVID Recovery: +0.8% • Real GDP: +1.3% • Recession (Europe): -0.4% • Churn: -3.2% (driven by risks from customers sourcing from a competitor due to higher pricing) Significant FX impacts (predominantly Translation impacts) Total price increase of $382mm, thereof 40% has already been secured in 2022LE Additional contingency Contribution from a potential acquisition at advanced stage ’22LE-’23E % YoY: 9.3% Price Effect: +13.8% Volume Effect: -0.6% A B C D E F

Preliminary Draft Subject to Review and Significant Revision 2023E Gross Profit to increase by 12.5%, with margin improving by 1.1ppt compared to 2022LE (+2.2ppt excluding price/costs effects) Gross Profit Bridge (2022LE – 2023E) 36 Gross Profit Bridge (2022LE – 2023E) Source: Company Management Forecast 8.9 14.8 39.7 12.0 9.0 25.7 19.7 0.8 5.6 150.7 230.9 5.7 9.0 29.3 29.0 54.7 82.5 175.3 1,060.3 1,068.8 1,192.5 38.3% 39.4% 40.5% (All financials in $mm unless otherwise stated) Savings expected from Megalodon Project 2023E includes COGS inflation of $175mm, to be partially offset by a net carry effect of +$67.5mm. Company management expects to benefit from price increase by $231mm Flow through from Volume assumptions % margin Cost savings initiatives ’22LE-’23E % YoY: 12.5% Volume Effect: -0.9% Price Effect: +11.7% A B C D E F

Preliminary Draft Subject to Review and Significant Revision Net Sales Bridge (2023E – 2027E) 37 Net Sales Bridge (2023E – 2027E) Source: Company Management Forecast 6.2 362.3 403.1 - 200.0 - 360.5 - 43.1 129.2 327.0 62.0 3,023.2 3,433.5 3,794.0 Net Sales 2023E Recovery GDP Recession Top account Wins Top account Losses Net Churn Volume Contingency Global Costs FX M&A Net Sales 2027E (excl. Price Effect) Price Carry Price Net Sales 2027E (All financials in $mm unless otherwise stated) Expecting contribution of +$50mm sales from M&A annually Assumed price increases to cover expected COGS inflation Volume drivers to contribute to net +$272mm over 2023E-2027E, corresponding to CAGR of 4.3%: • Real GDP: +2.6% • Growth initiatives: +2.9% • Churn: -1.3% ’23E-’27E CAGR: 5.8% Price Effect CAGR: 2.9% Volume Effect CAGR: 2.2% A B C D E F

Preliminary Draft Subject to Review and Significant Revision Gross Profit Bridge (2023E – 2027E) 38 Gross Profit Bridge (2023E – 2027E) Source: Company Management Forecast 2.6 148.2 168.9 11.5 17.0 0.4 15.0 - 73.8 - 360.5 - 17.6 52.7 134.1 31.7 - 206.8 1,192.5 1,393.8 1,547.6 39.4% 40.8% 40.6% (All financials in $mm unless otherwise stated) Savings expected from Megalodon Project Flow through from Volume assumptions ’23E-’27E CAGR: 6.7% A B C D E F

Preliminary Draft Subject to Review and Significant Revision 43.6% 42.0% 41.5% 45.3% 44.2% 42.9% 38.3% 39.4% 40.1% 40.3% 40.6% 40.8% 39.5% 40.8% 41.5% 42.2% 44.4% '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E 1,121 1,072 1,115 1,189 1,162 1,123 1,060 1,193 1,261 1,351 1,448 1,548 1,113 1,304 1,431 1,565 1,258 '16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E Historical Gross Profit vs. Various Company Management Forecast 39 Gross Profit in $mm Gross Profit in % Historical ’22LE Forecast Historical ’22LE Forecast (All financials in $mm unless otherwise stated) 2024E Gross Profit in the Company Management Forecast is in line with 2022B Gross Profit as approved in December 2021 Historicals 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) Historicals 3YP (as of 2022-Sep) Company Management Forecast 2022 Budget (as of 2021-Dec) Note: Management have indicated that the 3YP forecast that was prepared in September 2022 was ambitious and specifically prepared for the interactions with Pearl Source: Company Management Forecast, Management Budget Presentation, Reorg Research A B C D E F

A B C D E F

Preliminary Draft Subject to Review and Significant Revision

Historical SG&A vs. Various Company Management Forecast

(All financials in $mm unless otherwise stated)

SG&A in $mm


Historical
'22LE
Forecast
3YP (as of 2022-Sep)
993
978
949
910
906
864
Company Management Forecast
849
2022 Budget (as of 2021-Dec)
846
822
Historicals
808
Progressive increase in SG&A following lower 2021A and 2022LE in line with activity ramp-up
793
794
765
761
753
728
713
'16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E

SG&A as % of Revenue & as % of Gross Profit


Historical
'22LE
Forecast
As % of Gross Profit
70.8% 71.4% 71.2% 71.4%
Company Management Forecast
Historicals
68.6% 68.9% 68.5% 67.0% 65.5% 64.2%
67.7%
65.5%
63.5%
64.2%
64.9% 63.6% 62.5%
2022 Budget (as of 2021-Dec)
3YP (as of 2022-Sep)
As % of Revenue
30.9% 30.0% 29.6% 32.3% 28.9% 27.2%
2022 Budget (as of 2021-Dec)
Company Management Forecast
Historicals
28.5%
27.2% 27.4% 27.0% 26.6% 26.2%
26.7%
26.5% 26.4% 26.4%
26.3%
3YP (as of 2022-Sep)
'16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E

Note: Management have indicated that the 3YP forecast that was prepared in September 2022 was ambitious and specifically prepared for the interactions with Pearl
Source: Company Management Forecast, Management Budget Presentation, Reorg Research

EVERCORE
40

A B C D E F

Preliminary Draft Subject to Review and Significant Revision

Historical Adj. EBITDA vs. Various Company Management Forecast

(All financials in $mm unless otherwise stated)

Adj. EBITDA in $mm



Historical
'22LE
Forecast
3YP (as of 2022-Sep)
587
554
520
FactSet Consensus
Company Management Forecast assumes to reach same EBITDA as per its 2022B Budget in 2025E
499
485
458
2022 Budget (as of 2021-Dec)
450
445
437
Company Management Forecast
410
401
398
381
370
360
334
332
340
Historical
328
321
307
Company Management Forecast is ~$40mm lower than FactSet Consensus in 2024E
'16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E

Adj. EBITDA in %



Historical
'22LE
Forecast
2022 Budget (as of 2021-Dec)
15.9%
15.7%
15.3%
3YP (as of 2022-Sep)
15.8%
15.1%
FactSet Consensus
14.9%
14.5%
14.6%
14.3%
14.0%
Company Management Forecast
13.3%
13.2%
13.0%
Historical
12.8%
12.8%
12.6%
12.1%
12.3%
12.0%
12.0%
12.0%
Company Management Forecast EBITDA margin is ~1.9ppt lower than FactSet Consensus in 2024E
'16A '17A '18A '19A '20A '21A '22LE '23E '24E '25E '26E '27E

Note: Management have indicated that the 3YP forecast that was prepared in September 2022 was ambitious and specifically prepared for the interactions with Pearl
Source: Company Management Forecast, Management Budget Presentation, Reorg Research

EVERCORE

41

A B C D E F

Preliminary Draft Subject to Review and Significant Revision

Key FX Rates Used In the Company Management Forecast

Historical Actuals (1) / Market Rates Estimates
Assumptions used in Company Management Forecast

EUR/USD (2019A – 2027E)



1.224
1.123
1.137
Market rates
1.082
1.067
1.09
1.11
1.12
1.09
1.11
Consensus
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

CAD/USD (2019A – 2027E)



0.771
0.785
0.792
Market rates
0.739
0.738
0.758
0.769
0.769
0.781
0.741
Consensus
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

TRY/USD (2019A – 2027E)



Market rates
0.168
0.135
0.075
0.053
0.045
0.034 0.034 0.032 0.034 0.034
Consensus
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

GBP/USD (2019A – 2027E)



1.325
1.367
1.354
Market rates
1.246
1.203
1.22
1.28
1.27
1.24
1.26
Consensus
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

INR/USD (2019A – 2027E)



Market rates
0.0140
0.0137
0.0135
0.0121
0.0119
0.0123 0.0123
0.0122
0.0126 0.0126
Company Management FX assumptions
19A 20A 21A 22LE 23E 24E 25E 26E 27E

FX Sensitivity on 22LE Financials ($mm)

Impact of +/- 1% on FX

	Net Sales	Gross Profit	EBITDA
EUR	7.9	3.2	1.0
GBP	2.5	1.0	0.3
CAD	1.5	0.6	0.3
INR	0.9	0.4	0.3
TRY	1.2	0.4	0.2

Source: FactSet as of January 27, 2023, Company Management Forecast
Note: (1) Historical shown as Median per Calendar Years as per FactSet

EVERCORE
42

Preliminary Draft Subject to Review and Significant Revision Company Historical & Company Management Forecast 43 Historicals Company Management Forecast P&L - $mm Units 2019A 2020A 2021A 2022LE 2023E 2024E 2025E 2026E 2027E Normalised Terminal Year 19A-22LE CAGR 23E-27E CAGR Institutional $mm 1,978.0 2,013.3 1,894.1 2,100.2 2,382.9 2,544.1 2,721.1 2,916.8 3,120.4 2.0% 7.0% F&B $mm 622.1 625.4 681.2 868.9 1,022.6 1,058.1 1,123.9 1,184.6 1,245.0 11.8% 5.0% Corporate $mm 24.2 -9.5 43.6 -203.2 -382.4 -454.5 -492.3 -531.5 -571.4 n/m 10.6% Net Sales $mm 2,624.3 2,629.3 2,618.9 2,765.9 3,023.2 3,147.8 3,352.6 3,569.9 3,794.0 3,794.0 1.8% 5.8% % YoY % 0.2% -0.4% 5.6% 9.3% 4.1% 6.5% 6.5% 6.3% Institutional $mm 928.7 910.3 828.1 866.0 1,020.7 1,106.6 1,187.7 1,277.0 1,369.2 -2.3% 7.6% F&B $mm 254.3 259.6 276.0 274.2 329.1 346.7 374.3 400.8 427.7 2.5% 6.8% Corporate $mm 6.3 -8.0 18.8 -79.9 -157.2 -192.2 -210.6 -229.8 -249.2 -333.2% 12.2% Gross Profit $mm 1,189.3 1,162.0 1,122.8 1,060.3 1,192.5 1,261.1 1,351.3 1,448.1 1,547.6 -3.8% 6.7% % YoY % -2.3% -3.4% -5.6% 12.5% 5.8% 7.2% 7.2% 6.9% % Margin % 45.3% 44.2% 42.9% 38.3% 39.4% 40.1% 40.3% 40.6% 40.8% Institutional $mm 380.5 415.5 368.7 351.4 456.6 522.7 583.8 650.1 717.5 -2.6% 12.0% F&B $mm 121.4 130.8 148.6 119.7 155.7 163.7 180.7 196.2 211.2 -0.5% 7.9% Corporate $mm -161.5 -145.0 -107.1 -138.6 -242.0 -288.8 -319.1 -346.8 -374.4 -5.0% 11.5% Adj. EBITDA $mm 340.3 401.2 410.1 332.4 370.4 397.6 445.4 499.5 554.3 554.3 -0.8% 10.6% % YoY % 17.9% 2.2% -18.9% 11.4% 7.3% 12.0% 12.2% 11.0% % Margin % 13.0% 15.3% 15.7% 12.0% 12.3% 12.6% 13.3% 14.0% 14.6% 14.6% CF Items - $mm Units 2019A 2020A 2021A 2022LE 2023E 2024E 2025E 2026E 2027E Normalised Terminal Year 19A-22LE CAGR 23E-27E CAGR Operational Capex $mm -29.0 -41.4 -54.5 -63.4 -36.0 -36.0 -34.5 -34.5 -34.5 -34.5 29.8% -1.1% D&D Equipment Capex $mm -93.4 -45.6 -64.6 -77.4 -70.0 -75.0 -75.0 -75.0 -75.0 -75.0 -6.1% 1.7% Capex $mm -122.4 -87.0 -119.1 -140.8 -106.0 -111.0 -109.5 -109.5 -109.5 -109.5 4.8% 0.8% % YoY % -28.9% 36.8% 18.3% -24.7% 4.7% -1.4% - - - % of Net Sales % 4.7% 3.3% 4.5% 5.1% 3.5% 3.5% 3.3% 3.1% 2.9% 2.9% Change in NWC $mm 10.5 -20.0 -114.5 -2.2 -14.4 -13.6 -19.1 -19.5 -18.2 -9.0 n/m 6.0% % Change in Incremental Net Sales % n/m n/m 1.5% 5.6% 10.9% 9.3% 9.0% 8.1% Cash Taxes $mm -43.4 -56.4 -48.1 -42.1 -46.8 -50.2 -56.2 -63.0 -69.8 -110.9 -1.0% 10.5% Other Adhoc Operating Costs $mm -92.1 -86.1 -128.2 -173.3 -65.0 -45.0 -40.0 -35.0 -35.0 -15.0 23.5% -14.3% Other Operating Cash Flow Items $mm 17.7 49.4 -52.2 9.6 30.0 10.0 10.0 10.0 10.0 10.0 -18.5% -24.0% M&A $mm -6.3 -51.2 -56.3 -40.2 -10.0 -50.0 -50.0 -50.0 -50.0 - 85.5% 49.5% TRA $mm - - - - -1.6 -4.4 -14.7 -14.7 -14.7 - n/m 72.8% Unlevered FCF $mm 104.4 149.9 -108.2 -56.6 156.5 133.3 165.8 217.8 267.1 320.0 n/m 14.3% Leverage Ratio - $mm Units 2019A 2020A 2021A 2022LE 2023E 2024E 2025E 2026E 2027E Normalised Terminal Year 19A-22LE CAGR 23E-27E CAGR Net Financial Debt $mm 2,396.2 2,507.4 1,787.0 1,771.0 1,707.9 1,661.2 1,569.9 1,420.0 1,209.2 -9.6% -8.3% Net Financial Debt / Adj. EBITDA x 7.0x 6.2x 4.4x 5.3x 4.6x 4.2x 3.5x 2.8x 2.2x n/m n/m Source: Company filings, Company Management Forecast (1) Consists of global costs, volume contingency, FX and M&A (All financials in $mm unless otherwise stated) (1) (1) (1) A B C D E F

IV Valuation Considerations Table of Contents

Preliminary Draft Subject to Review and Significant Revision

Preliminary Valuation Summary

(All financials in $mm unless otherwise stated)

2023-Jan-11 Offer: $7.50 ◆

2023-Jan-27: $5.76 ◆

		Valuation Methodology	Metric Applied	Valuation Range ($ per Share) – Low	Valuation Range ($ per Share) – High	Implied TEV[1,2] / EBITDA 2022LE	Implied TEV[1,2] / EBITDA 2023E
Core Valuation Methodologies	DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Perpetuity Growth Rate Approach* WACC Range: 9.0 – 10.0% PGR Range: 3.25 – 3.75%	5.75	9.06	11.2x - 14.4x	10.0x - 13.0x
Core Valuation Methodologies	DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Terminal Multiple Approach* WACC Range: 9.0 – 10.0% Terminal Value LTM EBITDA Multiple Range: 10.0 – 12.0x	6.98	9.71	12.4x - 15.1x	11.1x - 13.5x
Core Valuation Methodologies	Trading Multiples	Avg. Diamond discount to Ecolab applied to Ecolab multiple	9.7 – 12.4x 2023E EBITDA Average of discount of Diamond to Ecolab TEV / NTM EBITDA multiple of (-7.8x) applied to Ecolab current - average since IPO NTM multiples: 17.5 – 20.2x	5.37	8.43	10.8x - 13.8x	9.7x - 12.4x
Core Valuation Methodologies	Trading Multiples	Smaller Companies Universe	Median – 3rd Quartile TEV / 2023E EBITDA Multiples: 10.4 – 11.5x Applied on Diamond's 2023E EBITDA	6.17	7.41	11.6x - 12.8x	10.4x - 11.5x
Core Valuation Methodologies	Precedent Multiples	Precedent transactions in the Hygiene / Cleaning Sector	TEV / LTM EBITDA Multiples: 12.0 – 14.0x Applied on Diamond's 2022LE[4] EBITDA	6.59	8.62	12.0x - 14.0x	10.8x - 12.6x
For reference only	Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 28 – 41% on Share price (January 27, 2023) of $5.76	7.37	8.12	12.8x - 13.5x	11.5x - 12.1x
For reference only	Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 29 – 48% on 3m VWAP (January 27, 2023) of $4.81	6.21	7.12	11.6x - 12.5x	10.4x - 11.2x
For reference only	Current Market Value	Presentation Share Price	Share price (27th January 2023): $5.76	5.76 ◆	◆ 6.07 (Latest SP)	11.2x	10.0x
For reference only	Current Market Value	52-week High / Low Share Price	Share price: $3.95 – 11.68	3.95	11.68	9.4x - 17.0x	8.4x - 15.3x
For reference only	Current Market Value	Discounted Future Share Price (as per December 31, 2025)	Applied NTM EBITDA Multiple Range of 9.1 – 11.1x to 2026E EBITDA, Equity value discounted to today at 11.9% Cost of Equity[3]	6.32	8.49	11.7x - 13.9x	10.5x - 12.5x
For reference only	Current Market Value	Research Target Price Range	Target price low / high: $4.00 – $9.00 (Median: $6.32)	4.00	9.00 (◆ 6.32)	9.5x - 14.4x	8.5x - 12.9x

EVERCORE

Source: Company Management Forecast, Company Filings, FactSet as of January 27, 2023.
Note: (1) NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs (2) Net debt excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets. (3) Midpoint of Supply Side and Historical Cost of Equity Calculation for discounting based on unlevered smaller companies universe median Beta of 0.78 and Total Debt / Total Capitalisation of 27.5% (see WACC analysis page 55) (4) LE = Latest Estimate

45

Preliminary Draft Subject to Review and Significant Revision TEV / NTM EBITDA Multiples Over Time (Dec 2017 – Dec 2022) Discounted Cash Flow Analysis Terminal Value For Years Ending December 31, Terminal Exit EBITDA Perpetuity DCF Units 2023E 2024E 2025E 2026E 2027E Multiple Growth Net Sales $mm 3,023.2 3,147.8 3,352.6 3,569.9 3,794.0 3,794.0 YoY % change % n.a. 4.1% 6.5% 6.5% 6.3% EBITDA $mm 370.4 397.6 445.4 499.5 554.3 554.3 554.3 % Margin % 12.3% 12.6% 13.3% 14.0% 14.6% 14.6% EBIT $mm 274.7 301.9 349.7 403.8 458.6 444.8 % Margin % 9.1% 9.6% 10.4% 11.3% 12.1% 11.7% Cash Taxes $mm (46.8) (50.2) (56.2) (63.0) (69.8) (110.9) Cash Taxes as % of EBITDA % 12.6% 12.6% 12.6% 12.6% 12.6% 20.0% NOPAT $mm 227.9 251.6 293.4 340.8 388.8 334.0 (+) D&A $mm 95.7 95.7 95.7 95.7 95.7 109.5 (-) Capex $mm (106.0) (111.0) (109.5) (109.5) (109.5) (109.5) (-) Change in NWC $mm (14.4) (13.6) (19.1) (19.5) (18.2) (9.0) (-) Other Adhoc Operating Costs $mm (65.0) (45.0) (40.0) (35.0) (35.0) (15.0) (-) Other Operating Cash Flow Items $mm 30.0 10.0 10.0 10.0 10.0 10.0 (-) M&A $mm (10.0) (50.0) (50.0) (50.0) (50.0) - (-) TRA $mm (1.6) (4.4) (14.7) (14.7) (14.7) - Unlevered Free Cash Flow $mm 156.5 133.3 165.8 217.8 267.1 320.0 Assumption: EBITDA Multiple / Perpetuity Growth Rate x / % 11.0x 3.5% Terminal Value $mm - - - - - 6,098 5,519 Implied Terminal Value / EBITDA x 11.0x 10.0x NPV of TRA after 2027E $mm (81) (81) Terminal Value Less NPV of TRA $mm 6,017 5,439 Discount Factor 0.5 1.5 2.5 3.5 4.5 5.0 5.0 Discounted FCF / Terminal Value $mm 149.5 116.3 132.1 158.6 177.5 3,822.1 3,455 NPV of FCF $mm 734 16.1% 734 17.5% NPV of TV $mm 3,822 83.9% 3,455 82.5% Total TEV $mm 4,556 100.0% 4,189 100.0% TEV / 2023E EBITDA x 12.3x 11.3x Net Debt $mm (1,832) (1,832) Equity Value $mm 2,724 2,356 NOSH m m 327.5 327.5 Implied Share Price $ / Sh $8.32 $7.19 Discounted at 9.5% WACC (All financials in $mm unless otherwise stated) 46 Note: (1) Excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets (2) NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs Source: Company Management Forecast, Company Filings, FactSet as of January 27, 2023 WACC $8.32 9.00% 9.25% 9.50% 9.75% 10.00% 10.0x $7.51 $7.37 $7.24 $7.11 $6.98 11.0x $8.61 $8.46 $8.32 $8.17 $8.03 12.0x $9.71 $9.55 $9.39 $9.23 $9.08 Terminal Exit LTM EBITDA Multiple WACC WACC $7.19 9.00% 9.25% 9.50% 9.75% 10.00% 3.25% $7.91 $7.30 $6.74 $6.23 $5.75 3.50% $8.46 $7.80 $7.19 $6.64 $6.13 3.75% $9.06 $8.34 $7.69 $7.09 $6.54 Terminal Growth Rate Terminal Exit LTM EBITDA Multiple Sensitivity (2) Perpetuity Growth Sensitivity (1)

Preliminary Draft Subject
to Review and Significant Revision

Public Trading Analysis

- Diamond's listed peer groups include smaller companies universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan
- We have indicated a second peer group with Ecolab and large companies universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo for ***reference only***

TEV / EBITDA (2022LE)


Valuation(1)
For Reference Only
11.2x
11.2x
13.3x
19.9x
Diamond
Smaller Companies Universe
Large Companies Universe
Ecolab

TEV / EBITDA (2023E)


Valuation(1)
For Reference Only
10.0x
10.4x
13.9x
18.3x
Diamond
Smaller Companies Universe
Large Companies Universe
Ecolab

TEV / EBITDA (2024E)


Valuation(1)
For Reference Only
9.4x
9.4x
12.6x
16.6x
Diamond
Smaller Companies Universe
Large Companies Universe
Ecolab

Source: Company Management Forecast, FactSet as of January 27, 2023
(1) Diamond shown as per the Company Management Forecast
Large Companies Universe : Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo
Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan

EVERCORE
47

Preliminary Draft Subject to Review and Significant Revision

Diamond: Companies Universe

(USDm) except per share data	Trading		Scale		Valuation Multiples		FCF Yield		Coverage	Leverage	Returns		Growth	
	Share Price YTD	Broker Target Upside	Market Value	EBITDA 2022E	TEV / EBITDA 2022E	TEV / EBITDA 2023E	2022E	2023E	FCF / Dividends 2022E	Net Leverage 2022E	ROCE 2022E	Dividend Yield 2022E	Sales CAGR (22E-24E)	EBITDA CAGR (22E-24E)
Diamond[(1)]	35.2%	10.2%	1,887	332	11.2x	10.0x	(3.0%)	8.3%	n/m	5.3x	5.4%	-	6.7%	9.4%
Smaller Companies Universe														
Ashland	0.1%	20.8%	5,921	597	11.1x	10.5x	2.4%	5.8%	2.0x	1.0x	5.1%	1.2%	6.1%	7.3%
Avient	18.0%	2.9%	3,623	521	12.1x	11.5x	5.6%	5.3%	2.4x	3.6x	6.1%	2.8%	5.1%	8.4%
Axalta	14.9%	3.0%	6,483	811	12.0x	10.9x	2.2%	6.9%	n/m	3.8x	7.6%	-	4.4%	10.2%
ChampionX	13.6%	3.3%	6,799	610	12.0x	9.3x	4.3%	7.0%	6.6x	0.6x	11.0%	0.8%	6.0%	18.2%
HB Fuller	-4.6%	15.6%	3,791	535	10.1x	9.1x	3.5%	5.9%	3.5x	3.1x	7.1%	1.0%	2.9%	9.0%
Ingevity	14.1%	21.3%	3,066	465	9.0x	8.1x	4.8%	7.0%	n/m	2.6x	13.9%	n/a	5.9%	6.8%
Innospec	6.8%	10.6%	2,743	230	11.2x	10.4x	1.0%	3.6%	0.8x	(0.6x)	11.4%	1.2%	5.3%	9.3%
ISS	3.5%	-83.3%	4,126	682	8.8x	7.6x	6.8%	10.2%	5.3x	2.5x	7.8%	1.3%	4.6%	13.2%
Quaker	13.4%	5.7%	3,392	251	16.7x	15.0x	3.4%	5.0%	3.8x	2.7x	4.8%	1.0%	3.7%	12.0%
Sensient	-0.5%	24.1%	3,064	250	14.4x	13.7x	4.0%	5.6%	1.8x	2.0x	n/a	2.2%	4.4%	6.2%
Stepan	0.9%	27.6%	2,474	306	9.6x	9.4x	(0.6%)	4.4%	(0.5x)	1.3x	9.8%	1.3%	4.1%	11.8%
3rd Quartile					12.1x	11.5x	4.8%	7.0%	4.5x	3.1x	11.1%	1.6%	5.9%	12.0%
Median					11.2x	10.4x	3.5%	5.8%	2.4x	2.5x	7.7%	1.2%	4.6%	9.3%
For reference only														
Ecolab	4.7%	7.7%	43,388	2,726	19.9x	18.3x	2.3%	3.5%	1.7x	3.0x	8.2%	1.4%	4.9%	9.5%
Large Companies Universe														
Dupont	7.2%	8.8%	36,804	3,252	11.3x	11.2x	1.1%	4.3%	0.6x	0.8x	5.7%	1.9%	1.2%	3.8%
Eastman	6.6%	9.4%	10,618	1,800	8.7x	8.5x	3.4%	7.9%	1.0x	2.5x	9.2%	3.8%	3.3%	5.2%
Entegris	23.2%	14.5%	12,045	1,179	14.6x	14.8x	2.8%	4.0%	5.6x	4.2x	7.6%	0.6%	1.9%	6.6%
PPG	1.3%	9.9%	30,131	2,378	15.8x	14.1x	1.5%	5.2%	0.8x	2.4x	8.4%	1.9%	3.0%	11.9%
Rentokil	-0.9%	49.2%	18,982	1,655	13.3x	13.9x	2.7%	4.8%	2.4x	2.5x	6.5%	1.4%	(5.7%)	2.0%
Sherwin-Williams	-3.7%	10.7%	59,512	3,608	19.8x	18.6x	2.1%	4.1%	2.0x	2.9x	15.6%	1.0%	1.6%	7.6%
Sodexo	0.8%	20.1%	14,451	1,796	8.8x	7.8x	5.4%	6.7%	1.9x	1.2x	6.9%	2.9%	6.9%	10.7%
3rd Quartile					15.8x	14.8x	3.4%	6.7%	2.4x	2.9x	9.2%	2.9%	3.3%	10.7%
Median					13.3x	13.9x	2.7%	4.8%	1.9x	2.5x	7.6%	1.9%	1.9%	6.6%

Source: FactSet as of January 27, 2023
(1) Diamond shown as per the Company Management Forecast

EVERCORE

48

Preliminary Draft Subject to Review and Significant Revision

Precedent Transactions Analysis

- We have selected a set of US and EMEA hygiene / cleaning chemicals transactions, both executed by Strategics and Sponsors, for which multiples have been publicly disclosed
- We apply the reference range of 12.0x – 14.0x on Diamond's 2022LE EBITDA of $332m (from Company Management Forecast), representing a valuation range of $4.0bn – $4.7bn

Precedent Transactions (L15Y, TEV / LTM EBITDA)


Reference Range: 12.0x – 14.0x
9.7x
11.8x
12.7x
14.0x(1)
13.3x
Confidential
Confidential
Confidential
13.0x
13.0x(2)
Transactions shown for context only / not included in valuation analysis. Multiples and financials have not been publicly disclosed nor verified
13.0x
14.5x

Target	Diversey (CD&R)	Zep	Diversey (Sealed Air)	Zenith Hygiene	schülke (Air Liquide)	HOLCHEM (Ecolab)	kersia (Ardian)	SOPURA	Lonza Specialty Ingredients	iff Microbial Control	CID LINES (Rivean Capital)	CID LINES (IK Partners)
Acquiror	Sealed Air	NMC New Mountain Capital	BainCapital	Diversey	EQT	kersia	IK Partners	kersia	Cinven / BainCapital	LANXESS	IK Partners	ECOLAB
Date	Jun-11	Apr-15	Mar-17	Oct-17	Apr-20	May-20	Oct-20	Nov-20	Feb-21	Aug-21	Dec-15	Jan-20
TEV ($mm)	$4,355	$692	$3,200	$131	$1,088	$107	NA	NA	$4,672	$1,300	NA	$507
EBITDA ($mm)	449	59	251	9(1)	82	NA	NA	NA	358	100(2)	NA	NA
Margin (%)	14.3%	8.4%	12.8%	10.3%(1)	22.4%	NA	NA	NA	19.2%	22.2%(2)	NA	NA

Sources: Company Management Forecast, Company Historical Income Statements, Company Filings, FactSet, Bloomberg, Mergermarket
Note: All figures shown are in US dollars, transactions denominated in GBP or EUR have been converted to USD based on the spot exchange at time of announcement
(1) Based on an average of Zenith's reported year ending 28th February 2017 and 2018 financials
(2) Figures stated in Lanxess press release, reflecting "normalized level, i.e. in an average year"

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Preliminary Draft Subject
to Review and Significant Revision

Premiums Paid Analysis: U.S. Chemicals & Materials Transactions

% Offer Price Premium to:


Unaffected Share Price
25th Percentile: 19%
75th Percentile: 41%
Median: 28%
74% 38% 28% 42% 20% 26% 25% 13% 9% 28% 29% 35% 35% 25% 19% 63% 9% 19% 16% 67% 52% 11% 59% 47% 33% 35%
1-Month VWAP
25th Percentile: 16%
75th Percentile: 49%
Median: 31%
60% 31% 24% 53% 10% 17% 33% 13% 13% 21% 26% 51% 41% 31% 16% 68% 10% 11% 16% 84% 74% 16% 57% 40% 46% 39%
3-Month VWAP
25th Percentile: 16%
75th Percentile: 48%
Median: 29%
47% 22% 25% 66% 10% 16% 39% 16% 17% 15% 27% 51% 42% 35% 18% 50% 11% 11% 22% 73% 52% 16% 61% 32% 42% 49%
3-Month High
25th Percentile: 7%
75th Percentile: 29%
Median: 17%
27% 5% 15% 38% (14%) 8% 24% 10% 7% 6% 20% 29% 33% 21% 5% 29% 3% 0% 13% 47% 31% 8% 43% 12% 29% 29%
52-Week High
25th Percentile: 1%
75th Percentile: 19%
Median: 4%
24% 2% 15% 2% (16%) 8% 23% 4% 7% 1% 20% 20% 28% 1% 4% 14% 3% 0% 5% 28% (6%) (31%) (5%) 1% 29% (1%)
Rohm & Haas/ Dow (2008)
Hercules/ Ashland (2008)
Lubrizol/ Berkshire (2011)
Solutia/ Eastman (2012)
TPC/ First Reserve & SK (2012)
ATMI/ Entegris (2014)
AMCOL/ Minerals Technology (2014)
Rockwood/ Albemarle (2014)
Taminco/ Eastman (2014)
OM Group/ Apollo (2015)
Cytec/ Solvay (2015)
Airgas/ Air Liquide (2015)
Valspar/ Sherwin (2016)
Monsanto/ Bayer (2016)
Chemtura/ Lanxess (2016)
Calgon Carbon/ Kuraray (2017)
A Schulman/ Lyondell (2018)
KMG/ Cabot Micro (2018)
Nexeo/ Univar (2018)
Versum/ Merck KGaA (2019)
Omnova/ Synthomer (2019)
Innophos/ One Rock (2019)
Grace/ Standard Industries (2020)
Kraton / DL Chemicals (2021)
Rogers/ DuPont (2021)
CMC/ Entegris (2021)

Source: FactSet and press releases

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Preliminary Draft Subject to Review and Significant Revision $711 $695 $894 11/8/2012 6/1/2015 10/21/2019 4/26/2021(2) 5/11/2021 6/21/2021 Offer Share Price ($mm) TEV ($mm) TEV / FY1(1) EBITDA Chemicals P2P Summary (PE Buyers) Unaffected Share Price Initial Bid Final Bid Source: FactSet and press releases Note: Balance sheet figures reflect latest reported quarter prior to announcement 1. FY1 denotes estimates are for the current respective year of transaction 2. Take private of Grace excludes the impact of the acquisition of Albemarle FCS, which was ongoing at the time 5.5x 5.4x 7.0x $33.47 $32.50 $45.00 $792 $943 $1,019 8.1x 9.6x 10.4x $26.54 $31.50 $34.00 $931 $1,054 $995 7.4x 8.4x 7.9x $28.73 $35.00 $32.00 $4,487 $5,544 $6,206 8.4x 10.4x 11.6x $44.05 $60.00 $70.00 $1,704 $1,863 $2,069 9.1x 10.0x 11.1x $17.58 $19.50 $22.00 $1,051 $1,442 $1,793 10.5x 14.4x 17.9x $33.29 $48.50 $62.10 51

Preliminary Draft Subject to Review and Significant Revision

Discounted Future Share Price Analysis

(All financials in $mm unless otherwise stated)

2025E Basis

Discounted Future Share Price Analysis	Units	Low	Mid	High
Terminal Exit LTM EBITDA Multiple Range	x	10.0x	11.0x	12.0x
Multiple Delta between Smaller Companies Universe Median 2023E – 2022E Multiples (from LTM to NTM)	x		-0.9x	
Implied Terminal Exit NTM EBITDA Multiple Less Multiple Delta	**x**	**9.1x**	**10.1x**	**11.1x**
EBITDA 2026E	$mm		499.5	
Implied TEV	**$mm**	**4,555**	**5,055**	**5,554**
Net Debt 2025E[1]	$mm		-1,570	
Implied Equity Value – before other debt like items	**$mm**	**2,986**	**3,485**	**3,984**
Cost of Equity[2]	%		11.9%	
Discounted Equity Value (From December 31, 2025 to January 1, 2023) – before other debt like items	**$mm**	**2,131**	**2,487**	**2,844**
Other Debt-Like Items as of 2022LE	$mm		-61	
Discounted Equity Value (From December 31, 2025 to January 1, 2023) – after other debt like items	$mm	**2,069**	**2,426**	**2,782**
NOSH[3]	mm		327.5	
Implied Share Price	**$ / Sh**	**$6.32**	**$7.41**	**$8.49**

Note: (1) Excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets. (2) Midpoint of Supply Side and Historical Cost of Equity Calculation for discounting based on unlevered smaller companies universe median Beta of 0.78 and Total Debt / Total Capitalisation of 27.5% (see WACC analysis page 54). (3) NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs.
Source: Company Management Forecast, Company Filings, FactSet as of January 27, 2023

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Preliminary Draft Subject to Review and Significant Revision Key Upsides Key Risks Summary of Key Upsides / Risks to the Business Plan 53 In a deflationary environment, lower raw material costs could translate into higher margins Benefits of recent lower inflation (not recognized until 2H 2023) Foreign exchange prices trending favorably imply better margins Potential to capture Ecolab market share for Tier II customers outside of Ecolab focus in specific geographic areas (North America) Growth initiatives could be more realistic in a lower inflation environment Resolution of war in Ukraine would improve supply chain issues and thus improve margins Higher margins could translate into lower leverage, providing available capital for growth initiatives Large cost projects (Megalodon Project) are mostly complete Challenges to Diamond’s ability to grow volumes (prior focus more on price improvements) Lower ability to pass future price increases to customers due to risk of customer/volume loss Continued inflationary environment could increase raw material (caustic soda) prices Benefits of recent lower inflation will not be recognized until 2H 2023, implying 1H low margins Seasonality heading into 1H 2023 will limit cash flows Potential for further cost overruns (Megalodon Project, most but not 100% complete) Limited ability to deleverage near term due to seasonality and working capital Continuation of war in Ukraine on supply chain issues could negatively affect margins Availability and actionability of M&A targets given high leverage and poor stock price performance Management and employee retention Source: Company Management Forecast, Company Filings

Appendix Supporting Background Materials Table of Contents

Appendix A WACC Analysis Table of Contents

Preliminary Draft Subject
to Review and Significant Revision

WACC Evaluation Key Conclusions

Conclusions

Cost of Capital inputs are elevated currently suggesting a WACC range for Diamond of c.9% - c.10%

Beta Conclusions

- On a 2Y basis (the standard for Beta evaluations), Diamond is incomparable vs its peers due to its IPO being less than 2 years ago
- Diamonds 1Y, 6M and 3M Beta's are significantly disrupted vs peers due to the limited free float and traded NOSH of the business, combined with factors such as the COVID-19 pandemic
- Ecolab, the closest peer of Diamond, but on a size and trading basis incredibly different, has seen a drastic change in its Beta vs the Large Chemical Companies Index as popularity for hygiene / disinfection stocks has seen powerful momentum post the pandemic
- It is observed that Diamond trades at a discount to Ecolab's Beta (on a 1Y and 6M basis)
- Therefore, a range lower than Ecolab but above the disrupted Beta's of Diamond has been selected (based on the Smaller Companies Index)

Cost of Debt

- Risk Free Rates and indeed Credit Spreads are elevated currently
- The 5Yr median credit spreads with BBB ratings give a yield of 3.83% vs 5.37% spot yield
  - For reference, the current yield of the Diamond Senior Notes due 2029 yield 7.83% (below the ICE BoA B US High Yield Index (8.20%) but above the BB equivalent (6.43%)

Calculation Inputs

Risk-Free Rate	▪ A risk-free rate of 3.77% has been applied which represents the 20Y US Treasury spot yield
Unlevered Beta	▪ Unlevered Beta range of 0.75 – 0.84 representing the 1st and 3rd quartile of the Smaller Companies Universe Index with the mid point of 0.78 representing the median
Total Debt / Total Capitalization	▪ Target Total Debt / Total Capitalization of between 20% and 35% representative of Peer group capitalizations
Equity Risk Premium	▪ Equity Risk Premium of 6.22% for Supply Side and 7.46% for Historical scenarios based on Kroll ERP report and applies no specific country risk premium
Size Premium	▪ As per Kroll CRSP size premia breakdown for companies with market capitalizations between $1,660m and $2,686m
Pre-Tax Cost of Debt	▪ Pre-Tax Cost of Debt calculated as per BBB and BB US Corporate Effective Yields as of Jan 24 2023 ▪ 20% Debt/Capitalisation = BBB+, 27.5% = BBB- and 35% = BB+
Tax	▪ Effective Tax Rate of 29.5% as per Company management

Source: Company Information, Bloomberg, Damodaran, FactSet as of January 27, 2023, Kroll

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Preliminary Draft Subject to Review and Significant Revision 2-Year Weekly 1-Year Weekly Company Share Price (Current) Equity Value Debt Total Debt / Total Cap Adj. BBG Levered Beta Unlevered Beta Adj. BBG Levered Beta Unlevered Beta Diamond $5.76 $1,887 $2,083 52.5% n/a n/a 1.42 0.79 Ecolab 153.67 43,996 8,951 16.9% 1.18 1.02 1.29 1.12 Smaller Companies Universe Median NA 3,563 1,202 22.5% 0.96 0.78 0.89 0.70 Reference Large Companies Universe Median NA 19,239 7,281 24.0% 1.08 0.87 1.11 0.93 WACC Calc Supply Side Weighted Average Cost of Capital Risk-Free Rate 3.77% Market Risk Premium: 6.22% Unlevered Smaller Companies Median Beta 0.78 Total Debt / Total Capitalization Total Debt / Total Capitalization 27.5% 20.0% 27.5% 35.0% Levered Beta 0.99 0.75 9.2% 9.0% 9.0% Supply Side Historical 0.78 9.4% 9.2% 9.2% Equity Risk Premium 6.2% 7.5% 0.84 9.7% 9.6% 9.5% Size Premium 1.3% Equity Cost of Capital 11.3% 12.5% Historical Weighted Average Cost of Capital Market Risk Premium: 7.46% Total Debt / Total Capitalization Pre-Tax Cost of Debt 5.5% 20.0% 27.5% 35.0% After-Tax Cost of Debt 3.9% 0.75 10.0% 9.9% 9.8% 0.78 10.3% 10.1% 10.0% WACC Range 9.2% 10.1% 0.84 10.7% 10.5% 10.4% Peers WACC Unlevered Beta Unlevered Beta 1. Large Chemical Peers set consists of Ecolab, DuPont, Eastman, Entegris, PPG, Sherwin-Williams, Aramark, Cintas, Rollins, Sodexo and Rentokil 2. Smaller Chemical Peers set consists of Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient and Stepan 3. 20 Year US Treasury Bond 4. Unlevered Beta calculated as: Beta × (E/(E + D × (1-CT))); CT = Effective Tax Rate of 29.5% as per Mgmt. 5. Capital structure range based target capital structure 6. Assumes no country specific risk 7. As per Kroll CRSP size premia breakdown for companies with market capitalizations between $1,660m and $2,686m 8. Pre-Tax Cost of Debt calculated as per BBB and BB US Corporate Effective Yields as of Jan 24 2023 9. 20.0% assumed as BBB+ rating (implied leverage ~2.9x 2022E EBITDA) with Kd of 5.0%, 27.5% assumed as BBB-rating (~2.0x) with Kd of 5.5% and 35.0% assumed as BB+ rating (~1.35x) with 6.0% Kd Weighted Average Cost of Capital (WACC) Analysis Sources: Company Information, Bloomberg, Damodaran, FactSet as of January 27, 2023, Kroll (1) (2) (3) (4) (5) (6) (7) (8) (8) 57 (9) (9) 1 st Quartile 3 rd Quartile

Preliminary Draft Subject
to Review and Significant Revision

Detailed WACC Peer Overview

Company	Share Price (Current)	Equity Value	Debt	Debt / Capitalization	1-Year Weekly Adj. Bloomberg (Levered) Beta	1-Year Weekly Unlevered Beta	2-Year Weekly Adj. Bloomberg (Levered) Beta	2-Year Weekly Unlevered Beta
Diamond	**5.76**	**1,887**	**2,083**	**52.5%**	**1.42**	**0.79**	**n/a**	**n/a**
Key Peer								
Ecolab	153.67	43,996	8,951	16.9%	1.29	1.12	1.18	1.02
Large Companies Universe								
DuPont	74.94	37,500	11,851	24.0%	1.19	0.97	1.07	0.87
Eastman	90.61	11,082	5,065	31.4%	1.24	0.93	1.16	0.87
Entegris	79.34	11,824	5,930	33.4%	1.88	1.38	1.49	1.09
PPG	130.97	30,988	7,601	19.7%	1.18	1.00	1.08	0.91
Sherwin-Williams	249.36	64,933	12,508	16.2%	1.01	0.89	1.01	0.89
Aramark	44.76	11,643	7,785	40.1%	1.11	0.75	1.16	0.78
Cintas	440.24	45,501	3,100	6.4%	1.10	1.05	1.20	1.15
Rollins	36.32	17,887	399	2.2%	0.90	0.88	0.80	0.79
Sodexo	99.86	14,751	7,281	33.0%	0.32	0.24	0.57	0.42
Rentokil	6.30	19,239	6,226	24.4%	0.84	0.66	0.87	0.69
			Large Cap 1st Quartile	**17.0%**	**0.93**	**0.78**	**0.91**	**0.78**
			Large Cap Peer Median	**24.0%**	**1.11**	**0.93**	**1.08**	**0.87**
			Large Cap Peer Mean	**22.5%**	**1.10**	**0.90**	**1.05**	**0.86**
			Large Cap 3rd Quartile	**32.6%**	**1.19**	**0.99**	**1.16**	**0.91**
Smaller Companies Universe								
Ashland	109.85	6,042	1,383	18.6%	0.86	0.74	0.98	0.84
Avient	39.18	3,563	3,171	47.1%	1.42	0.86	1.29	0.78
Axalta	27.53	6,098	3,704	37.8%	1.11	0.77	1.08	0.75
ChampionX	30.97	6,396	733	10.3%	0.92	0.85	0.96	0.89
HB Fuller	68.17	3,782	1,806	32.3%	0.90	0.66	1.00	0.74
Ingevity	81.75	3,117	1,202	27.8%	0.89	0.70	0.96	0.75
Innospec	109.87	2,743	46	1.6%	0.66	0.66	0.79	0.78
ISS	22.63	4,202	2,458	36.9%	0.48	0.34	0.75	0.53
Quaker	190.21	3,411	989	22.5%	1.85	1.53	1.43	1.18
Sensient	72.87	3,078	569	15.6%	0.78	0.69	0.95	0.84
Stepan	107.46	2,475	628	20.2%	0.78	0.66	0.87	0.73
			Mid Cap 1st Quartile	**17.1%**	**0.78**	**0.66**	**0.91**	**0.75**
			Mid Cap Peer Median	**22.5%**	**0.89**	**0.70**	**0.96**	**0.78**
			Mid Cap Peer Mean	**24.6%**	**0.97**	**0.77**	**1.01**	**0.80**
			Mid Cap 3rd Quartile	**34.6%**	**1.02**	**0.81**	**1.04**	**0.84**

Sources: Company Information, Bloomberg, FactSet as of January 27, 2023, Kroll

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Preliminary Draft Subject to Review and Significant Revision Once all pandemic disruptions and post-pandemic normalizations are digested, a reversion to pre-pandemic levels very plausible Pandemic has Reset Ecolab Weekly 2 Year Beta 59 COVID-19 Pandemic Starts -1 -0.5 0 0.5 1 1.5 2 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Ecolab Premium / (Discount) to Larger Companies Universe Index Ecolab Large Index Smaller Index Source: Bloomberg of January 27, 2023 Bloomberg Adjusted Beta

Preliminary Draft Subject to Review and Significant Revision 2-Year Weekly Adjusted Beta 60 - 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Ecolab Sherwin-Williams DuPont Larger Companies Universe Index Smaller Companies Universe Index COVID-19 Pandemic Starts Source: Bloomberg of January 27, 2023 Average 2-Year Weekly Beta Time Period Diversey Ecolab Sherwin W DuPont Large Peers Small Peers Pre-Covid n/a 0.85 1.03 1.17 0.95 1.06 5-Yr Avg n/a 1.06 1.00 1.19 1.02 1.19 4-Yr Avg n/a 1.11 0.99 1.20 1.03 1.22 3-Yr Avg n/a 1.20 0.99 1.19 1.07 1.29 2-Yr Avg n/a 1.23 0.94 1.14 1.06 1.26 1-Yr Avg n/a 1.21 0.87 1.06 1.01 1.09 Bloomberg Adjusted Beta

Preliminary Draft Subject to Review and Significant Revision - 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 1.80 2.00 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Ecolab Diamond Sherwin-Williams DuPont Large Peer Index Smaller Companies Universe Index 1-Year Weekly Adjusted Beta Source: Bloomberg of January 27, 2023 61 COVID-19 Pandemic Starts Average 1-Year Weekly Beta Time Period Diversey Ecolab Sherwin W DuPont Large Peers Small Peers Pre-Covid n/a 0.81 1.03 1.29 0.95 1.06 5-Yr Avg n/a 1.05 0.96 1.17 0.99 1.14 4-Yr Avg n/a 1.11 0.99 1.14 1.02 1.20 3-Yr Avg n/a 1.20 0.94 1.11 1.04 1.20 2-Yr Avg n/a 1.21 0.85 0.99 0.99 1.08 1-Yr Avg 1.19 1.22 0.93 1.15 1.00 0.91 Bloomberg Adjusted Beta

Preliminary Draft Subject to Review and Significant Revision Diamond vs Ecolab Weekly Adj. Beta Comparison: Unlevered 0 0.5 1 1.5 2 2.5 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Ecolab 3M Weekly Adj Beta Ecolab 6M Weekly Adj Beta Ecolab 1Y Weekly Adj Beta Diamond 3M Weekly Adj Beta Diamond 6M Weekly Adj Beta Diamond 1Y Weekly Adj Beta Bloomberg Adjusted Beta 62 Source: Bloomberg of January 27, 2023 Diamond vs Ecolab Corrolation 3M 6M 1Y 2Y Avg R Squared: 0% 36% 39% n/a 34% Diamond Q2- Q3- Q4- Q1- Q2- Q3- Q4-

Preliminary Draft Subject to Review and Significant Revision -0.7 -0.6 -0.5 -0.4 -0.3 -0.2 -0.1 0 0.1 0.2 0.3 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 6M Weekly Adjusted Beta: Diamond vs Ecolab 1Y Weekly Adjusted Beta: Diamond vs Ecolab Diamond: Observable Discount to Ecolab’s Unlevered Beta Bloomberg Adjusted Beta 63 Source: Bloomberg of January 27, 2023 Diamond Premium to Ecolab Diamond Discount to Ecolab

Preliminary Draft Subject to Review and Significant Revision Increasing Cost of Debt Over Time 2.29% 2.29% 3.42% 3.42% 3.77% 3.77% 2.51% 1.54% 2.97% 1.77% 2.81% 1.60% 4.80% 3.83% 6.39% 5.19% 6.58% 5.37% BB BBB BB BBB BB BBB 5Yr Median 1Yr Median Spot Source: Federal Reserve Economic Data (FRED), ICE BofA US Corporate Index Option-Adjusted Spreads (as of 27th January 2023) and FactSet Note: The ICE BofAML OASs are the calculated spreads between a computed OAS index of all bonds in a given rating category and a spot Treasury curve 64 Risk Free Rate Credit Rating Spread Risk Free Rate & Credit Spreads Average Over Time Yield Credit Rating

Preliminary Draft Subject to Review and Significant Revision Diamond Corporate Bond vs Indices Diamond has traded both wide of and inside of the BankAmerica B Index, suggesting that Index pricing is a relevant proxy for Diamond yields at a given rating. 7.83% 6.43% 5.31% 8.20% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Late Sept 2021 Pricing of $500m Senior Notes 4.625% Senior Notes due 2029 Diamond Senior Notes ICE BofA BB US High Yield Index ICE BofA BBB US Corporate Index Source: Bloomberg of January 27, 2023, FRED 65 ICE BofA B US High Yield Index Diamond Senior Notes B Index BB Index BBB Index 1 Month Avg: 8.19% 8.53% 6.65% 5.50% 3 Month Avg: 8.88% 8.76% 6.85% 5.72% 6 Month Avg: 8.75% 8.76% 6.81% 5.60% 12 Month Avg: 7.88% 7.99% 6.17% 4.95%

Appendix B Current Environment Update Table of Contents

Preliminary Draft Subject to Review and Significant Revision

Mixed to Negative Environment, Weighting on Sector Valuations

Valuation Implications

1. **Most major economies have been expected to be close to / fall into recession in 2023 following monetary tightening; success of China re-opening a major unknown**

2. **Rapid cost and raw material inflation was the key global theme in 2022; recent economic indicators suggest that central bank tightening and M2 contraction is reducing inflation rates and that a softer economic backdrop is resulting in falling raw material costs**

3. **2022's 1.05 EUR/USD expected to improve towards 1.09 by YE 2023 and 1.11 by YE 2024, reversing 2022 headwinds into 2023/2024 tailwinds for the large Euro area activity**

4. **Trading in all Chemicals sub-sectors have recently significantly repriced; the highest multiple subsectors, Consumer and Specialty Chemicals, have de-rated the most; down by 6.1x and 4.5x turns of NTM EBITDA since their end 2021/beginning 2022 peak levels**

5. **The valuation decline was largely driven by a higher weighted average cost of capital (WACCs), in combination with a harder-to-navigate operating and margin environment**

Source: Bloomberg as of 31st December 2022, FactSet

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Preliminary Draft Subject to Review and Significant Revision Key Economic Indicators: Economic Slowdown and Recession Risk High Most major economies are expected to enter / be close to entering recession in 2023 as inflationary pressures and rising interest rates put pressure on economic growth. The IMF expects the spread of COVID in China to weigh on the global economy during the first half of 2023 US Eurozone 22E GDP Growth 3.2% 23E GDP Growth (0.1%) 22E Unemployment 6.7% 22A Inflation (HICP) 9.2% Current Base Rate(1) 2.50% 22E GDP Growth 1.9% 23E GDP Growth 0.3% 22E Unemployment 3.7% 22E Inflation 4.7% Current Base Rate(2) 4.50% Current 10 year rate 3.88% Source: Bloomberg as of December 31, 2022, press releases Note: Inflation refers to applicable Consumer Price Index(CPI) unless stated otherwise. Current 10 year rate refers to applicable 10-Year Government Bond Yields (1) ECB Main Refinancing Operations Interest Rate; (2) Upper range of the Federal Funds Rate 68 China 22E GDP Growth 3.0% 23E GDP Growth 4.8% 22E Unemployment 4.1% 22E Inflation 2.1% Current Base Rate 0.25% Current 10 year rate 2.84% World 22E GDP Growth 3.2% 23E GDP Growth 2.1% 22E Inflation 8.8% 1

Preliminary Draft Subject to Review and Significant Revision Key Economic Indicators: Economic Slowdown in US (Cont’d) 69 Going into 2023, US economy is slowing while inflation is cooling Given the long lags between monetary tightening and the economy, evidence suggests that inflation is already slowing significantly and should continue to slow The Empire State Manufacturing Index for prices plunged in January to a level that is almost back to normal Most leading metrics of economic growth – the yield curve, real interest rates, U.S. Leading Economic Indicators (LEIs), and Evercore ISI’s econometric GDP model – suggest an approaching recession But many key coincident indicators, primarily employment and consumer spending, are still quite positive Evercore ISI expects real GDP growth to decline -0.5% in Q4’23, which makes a mild recession likely in H2 this year The tight employment market should ease, and the unemployment rate could increase to nearly 5% Consumer Price Indices (YoY) Evercore ISI U.S. Outlook Evercore ISI Research 1 Source: Evercore ISI, Federal Reserve Bank of New York

Preliminary Draft Subject to Review and Significant Revision Inflation may have peaked with German and French CPI prints below expectations in December 2022 Inflation Slowdown Expected in 2023, Timing and Magnitude Uncertain Source: IHS Markit, Refinitiv, Bloomberg as of 31 December 2022 (1) UK shows manufacturing output Real GDP Growth (QoQ) Unemployment (%) Consumer Price Indices (YoY) Industrial Production Growth (%) 70 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% Q122 Q222 Q322 Q422 Q123 Q223 Q323 Q423 United States United Kingdom European Union (excl. UK) Inflation in the world’s rich economies hit a 25-year high in H2’22. However, it is expected to gradually decline from Q1’23 as monetary policy tightening feeds through into prices (6%) (3%) 0% 3% 6% 9% 12% 2021 2022 2023 2024 United States France Germany UK 2022 was impacted by lingering supply chain disruptions caused by lockdowns in China and the war in Ukraine, combined with labour shortages which have resulted in a significant drag on global production (1) 2% 4% 6% 8% Q122 Q22 Q322 Q422 Q123 Q223 Q323 Q423 United States France Germany United Kingdom Unemployment rates are likely to marginally increase from 2023 following a decrease in 2022 as macroeconomic pressures feed through into the job market (2%) (1%) 0% 1% 2% 3% 4% Q122 Q22 Q322 Q422 Q123 Q223 Q323 Q423 United States France Germany United Kingdom Most major economies are expected to fall into recession in 2023 as the impact of the war in Ukraine, rising rates and high inflation reverberate through the economy 2

Preliminary Draft Subject to Review and Significant Revision Inflation Slowdown Expected in 2023, Timing and Magnitude Uncertain 71 Source: Evercore ISI 13% 0 0.04 0.08 0.12 0.16 0.2 0.24 0.28 0.32 Cons. Stap. Cons. Disc. Health Care Utilities Financials Comm. Svcs. S&P 500 Materials Energy Industrials Info. Tech. Real Estate Annualised Monthly Returns Inflation is cooling, but experts split on how fast and how much Evercore ISI Research Stocks gain when inflation moderates in a stagflationary environment Commentary ▪ The headline CPI is just eight months has already slowed from +9.0% y/y to +5.6% ▪ At this rate, it will be down to almost +2.0% by the fall Commentary ▪ Moderating inflation even as the growth outlook remains weak highlights that in periods of still high inflation and low growth, stocks post broad based gains when inflation is decelerating (2.5) (2.0) (1.5) (1.0) (0.5) 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 +9.0% +5.6% US CPI Y/Y % Feb: 5.6% e 2008 2010 2012 2014 2016 2018 2020 2022 2

Preliminary Draft Subject to Review and Significant Revision Energy Prices Have Materially Decreased from 2022 Peak Source: FactSet as of January 27, 2023 Notes: (1) Axis for Natural Gas Henry Hub & Natural Gas Mth TFF NLD; (2) Axis for Crude Oil WTI 72 2 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 50.0 55.0 60.0 65.0 70.0 75.0 80.0 85.0 90.0 95.0 100.0 105.0 Natural Gas, Henry Hub ($ / Mmbtu) Natural Gas. Mth TTF NLD ($ / Mmbtu) Crude Oil, WTI ($ / bbl) Natural Gas & Oil Prices (January 2018 to Present) $ / Mmbtu(1) $ / bbl(2) 20 April 2020: US Crude Oil future prices dropped to negative $37.63 per barrel due to oversupply and insufficient storage facilities Current: 17.6 $ / Mmbtu US Natural Gas Henry Hub ($ / Mmbtu) EUR Natural Gas Mth TTF NLD ($ / Mmbtu) Crude Oil WTI ($ / bbl) Current 3.1 17.6 79.7 1 Week Avg. 3.2 18.6 80.5 1 Week Prior 3.2 21.2 81.3 Current % Δ (2.0%) (17.1%) (2.0%) 1 Month Avg. 3.4 21.1 78.4 1 Month Prior 4.9 25.0 79.5 Current % Δ (36.3%) (29.5%) 0.3% 1 Yr Avg. 6.4 40.4 94.5 1 Year Prior 4.4 30.2 87.6 Current % Δ (29.8%) (41.6%) (9.1%) 1-Jan-18 to Current Avg. 3.6 14.7 65.1 1 January 2018 3.7 6.9 60.5 Current % Δ (15.7%) 155.0% 31.8% 2018 2019 2020 2021 2022 2023

Preliminary Draft Subject to Review and Significant Revision Caustic Soda Prices Still at Peak, Decrease Expected in H2 2023 73 North America – Key Raw Materials Pricing forecast Source: IHS, as per Diamond Board Presentation December 2022 2

Preliminary Draft Subject to Review and Significant Revision Caustic Soda Prices Still at Peak, Decrease Expected in H2 2023 74 Europe – Key Raw Materials Pricing forecast Source: IHS, as per Diamond Board Presentation December 2022 2

Preliminary Draft Subject to Review and Significant Revision 1.20 1.14 1.12 1.22 1.14 1.06 1.09 1.11 1.12 1.08 1.08 1.15 1.15 1.10 1.15 1.15 1.00 1.05 1.10 1.15 1.20 1.25 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 Wall Street Analysts Almost Unanimously Expect Upwards € Bias 75 Source: Equity Research, FactSet Select Research Commentary USD / EUR Research Forecast Increasing in the Medium Term ▪ “We expect EURUSD to strengthen to 1.10 by end-2022 Historical Forecast and to 1.15 in 2024” ▪ “The periphery remains a concern for the EUR, as the ECB has now turned hawkish. Energy prices could increase again, war in Ukraine remains a known unknown, China’s reopening is proving challenging” 12th January 2023 ▪ “Both rates momentum and equity momentum are in favor of EUR vs USD” ▪ “USD has significantly repriced in the last 2 months; valuations are still rich but less compelling” ▪ “USD is now in line with EUR richness” ▪ “Fed is in the late stages of the tightening cycle are part of why we expect further USD downside in 2023” ▪ If slowing US inflation allows the Fed to pare back its hawkishness further USD will likely weaken further from here” 19th January 2023 19th December 2022 Research Median 2

Preliminary Draft Subject to Review and Significant Revision Central banks responded to inflation by raising base rates for the 3 main currencies to 14-year highs Interest Rates Development 76 Source: Bloomberg as of December 31, 2022, FactSet The Fed rates started 2022 close to 0% and finished at 4.5% Most recent hike of 0.5% in December marked a slowdown from a string of 75bps increases Markets expect rates to rise but at a more gentle pace in 2023 and to remain elevated with a potential peak at/ surpassing 5.00% in 2023 against a low growth backdrop Base rate lifted to 3.5% from 3.0% in December having started at 0.25%, and warned that further rate rises are likely “for a sustainable return of inflation to target” Base rates lifted by 0.5% in December, taking the deposit rate to 2.0% At least two further 0.5% rate increases in February and March 2023 with inflation expected to persist above the ECB’s 2% target in the next 3 years Observations 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 1 WK 2 MO 5 MO 8 MO 11 MO 2 YR 5 YR 8 YR 12 YR 25 YR 50 YR As of Today As of 1 Year Ago Short Term Rates Current and Historic Swap Curves 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 2018 2019 2020 2021 2022 2023 Rate (%) Rate (%) Fed Target (Upper) Forecast Median 3 Next MPC Announcement: 2 February Next ECB Announcement: 2 February Next Fed Announcement : 27 January

Preliminary Draft Subject to Review and Significant Revision European and US Base Monomer Pricing over Time 77 Propylene: European & US Pricing Overtime ($/mt) Ethylene: European & US Pricing Overtime ($/mt) 1,511 1,241 1,058 1,279 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Propylene - Delivered Western Europe ($/mt) Propylene - Delivered US Gulf Coast ($/mt) 1,540 1,492 606 1,204 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Ethylene - Delivered Western Europe ($/mt) Ethylene - Delivered US Gulf Coast ($/mt) IHS Historical IHS Forecast IHS Historical IHS Forecast Note: European Monomer Pricing converted from €/mt to $/mt at a rate of 1.09 Source: IHS Historic CAGRs Forecast CAGRs -1Y -3Y -5Y -10Y -1Y -3Y -5Y Propylene - Delivered US Gulf Coast ($/mt) (33.6%) 11.4% 2.2% (3.8%) (28.0%) 1.5% 3.9% Propylene - Delivered Western Europe ($/mt) 28.1% 14.8% 10.6% 4.4% (24.0%) (7.7%) (3.9%) Historic CAGRs Forecast CAGRs -1Y -3Y -5Y -10Y -1Y -3Y -5Y Ethylene - Delivered US Gulf Coast ($/mt) (34.8%) 14.1% (0.1%) (13.6%) (22.1%) 17.3% 14.7% Ethylene - Delivered Western Europe ($/mt) 28.7% 12.0% 6.8% 2.7% (13.7%) (3.7%) (0.6%) 3

Preliminary Draft Subject to Review and Significant Revision Credit Market: Challenging Year Marked by Increasing Rates Source: Refinitiv as of December 31, 2022 Following recent rate rises and expectations of further monetary tightening, yields have reached high levels 78 USD Credit Benchmark Yields (%) 8.98% 7.27% 5.82% 5.29% 3.88% 0% 2% 4% 6% 8% 10% 12% Jan-20 Sep-20 Jun-21 Mar-22 Dec-22 High Yield Index BB Index BBB Index A Index US 10 year Treasury 3

Preliminary Draft Subject to Review and Significant Revision All Chemical Subsectors Already Dramatically Repriced Consumer Chemicals: Ashland, Chr. Hansen, Corbion, Croda, Diversey, DSM, Givaudan, IFF, Kerry, Lonza, Novozymes, Sensient, Symrise Specialty Chemicals: AkzoNobel, Albemarle, Corteva, DuPont, Ecolab, Elementis, EMS, Entegris, Hexcel, Ingevity, J. Matthey, PPG, RPM, Sherwin-Williams, Sika, Umicore, Victrex Diversified Chemicals: Arkema, BASF, Celanese, Clariant, Eastman, Ecovyst, Evonik, Huntsman, Kemira, Lanxess, Solvay, Synthomer, Wacker Commodity Chemicals: Braskem, Covestro, Dow, Lyondell, Methanex, Orbia, Olin, PTT, Trinseo, Tronox, Venator, Westlake Source: FactSet as of January 27, 2023 79 4 5x 10x 15x 20x 25x 30x 2017 2018 2019 2020 2021 2022 2023 3x 6x 8x 11x 13x 16x 18x 21x 23x 2017 2018 2019 2020 2021 2022 2023 TEV / FY1 EBITDA TEV / FY1 EBIT Consumer Diversified Commodities Specialties (6.6x) (1.5x) (0.1x) Change since 2021 Peak Multiple (4.7x) (8.0x) (3.3x) (3.8x) Change since 2021 Peak Multiple Specialties Diversified Commodities Consumer (9.5x)

Appendix C Further Supporting Materials Table of Contents

Preliminary Draft Subject to Review and Significant Revision IPO Priced at Wider Discount to Ecolab than Low End of Filing Range 81 Target Price NOSH Market Cap Net Debt TEV EBITDA 2021E TEV / EBITDA 21E Morgan Stanley $22 317 $6,983m $1,712m $8,695m $438m 20.1x UBS $20 317 $6,349m $1,712m $8,061m $441m 18.6x Jefferies $19 317 $6,031m $1,712m $7,743m $430m 17.9x Credit Suisse $18 317 $5,714m $1,712m $7,426m $425m 17.1x RBC $18 317 $5,714m $1,712m $7,426m $420m 17.1x BAML $17 317 $5,396m $1,712m $7,108m $432m 16.4x JPM $17 317 $5,396m $1,712m $7,108m $433m 16.4x Barclays $16 317 $5,079m $1,712m $6,791m $435m 15.7x Median $18 317 $5,714m $1,712m $7,426m $433m 17.1x IPO Summary IPO: 24th of March 2021 / Nasdaq Filing Range: $18 - $21/share (1st March 2021) (17.2-19.4x) Priced: @ $15/share / ~46m ordinary shares (15x) Proceeds: $692mm (pre fees and discounts) / 100% primary Stake Sold: ~27% / Bain Capital continues to own ~73% Joint Bookrunners: Citigroup, Morgan Stanley, Barclays and JP Morgan Pricing Summary IPO Pricing Range (Price per share) $18 $21 $8 $13 $18 $23 $28 $33 IPO Price Offered Range IPO Pricing Range (Implied TEV / 2021 EBITDA)(1,2) 17.2x 19.4x 10x 15x 20x 25x 30x $15 IPO Price 15.0x Selected Research Target Price Valuations at Initiation of Coverage Offered Range Source: Research, Company Filings (1) TEV / EBITDA multiples for Pricing Range based on average Research 2021E EBITDA estimate of $433m at the time of the IPO (2) TEV based on Capitalisation Information at the time of the IPO filing. NOSH: 317.43114m and Net Debt of $1,712m (3) Diversey filed its S1 with the SEC on March 1st 2021 and subsequently priced its IPO on March 14th 2021 23.4x (01/03/21) DSEY filing date 23.8x (14/03/21) DSEY pricing date

Preliminary Draft Subject to Review and Significant Revision Diamond vs Ecolab Weekly Adj. Beta Comparison: Levered 0 0.5 1 1.5 2 2.5 3 3.5 23-Jul-21 23-Sep-21 23-Nov-21 23-Jan-22 23-Mar-22 23-May-22 23-Jul-22 23-Sep-22 23-Nov-22 23-Jan-23 Ecolab 3M Weekly Adj Beta Ecolab 6M Weekly Adj Beta Ecolab 1Y Weekly Adj Beta Diamond 3M Weekly Adj Beta Diamond 6M Weekly Adj Beta Diamond 1Y Weekly Adj Beta Bloomberg Adjusted Beta 82 Source: Bloomberg of January 27, 2023 Diamond vs Ecolab Corrolation 3M 6M 1Y 2Y Avg R Squared: 1% 44% 32% n/a 39%

Preliminary Draft Subject to Review and Significant Revision Credit Spread Over Last Five Years Source: Federal Reserve Economic Data (FRED), ICE BofA US Corporate Index Option-Adjusted Spreads (as of 27th January 2023) Note: The ICE BofAML OASs are the calculated spreads between a computed OAS index of all bonds in a given rating category and a spot Treasury curve 0.56% 1.60% 2.84% 3.51% 0.0% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 AAA BBB BB 7-Yr Treasury Average Spread Time Period AAA BBB BB 5-Yr Avg 0.63% 1.60% 2.81% 4-Yr Avg 0.64% 1.62% 2.91% 3-Yr Avg 0.64% 1.64% 3.09% 2-Yr Avg 0.57% 1.46% 2.68% 1-Yr Avg 0.63% 1.76% 3.02% Spot Spreads vs. Historical Average Time Period AAA BBB BB 5-Yr Avg (0.07%) (0.00%) (0.00%) 4-Yr Avg (0.08%) (0.02%) (0.10%) 3-Yr Avg (0.08%) (0.04%) (0.28%) 2-Yr Avg (0.01%) 0.14% 0.13% 1-Yr Avg (0.07%) (0.16%) (0.21%) 83

Preliminary Draft Subject to Review and Significant Revision 3.77% 3.91% 2.21% (1.0%) 0.0% 1.00% 2.00% 3.00% 4.00% 5.00% Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 20-Yr Treasury 20-Yr Treasury (50 DMA) 20-Yr German Bond Average Treasury Yield Time Period 20-Yr 5-Yr Avg 2.42% 4-Yr Avg 2.27% 3-Yr Avg 2.24% 2-Yr Avg 2.70% 1-Yr Avg 3.39% Risk-Free Rate Over Last Five Years Source: Federal Reserve Economic Data (FRED) and Factset as of January 27, 2023 Spot Treasury Yield vs. Historical Average Time Period 20-Yr 5-Yr Avg 1.35% 4-Yr Avg 1.50% 3-Yr Avg 1.53% 2-Yr Avg 1.07% 1-Yr Avg 0.38% 84

Preliminary Draft Subject to Review and Significant Revision 85 Current Ratings Recent Comments S&P’s Credit Opinion: 23 June 2022 Moody’s Credit Opinion: 22 March 2022 Recent Rating Agencies Commentaries Corporate Rating B Outlook Stable Analyst Daniel G Marsh Corporate Rating B2 Outlook Positive Analyst Joseph Princiotta Source: Moody’s and S&P Credit Research Diamond's B2 CFR rating is supported by the company's exposure to stable and faster growing end markets, industry leading positions, a global footprint, low customer concentration and long-standing customer relationships The credit profile also reflects moderately aggressive growth objectives focusing on new business wins and food service growth, both of which require investment, and occasional bolt-on acquisitions to support and drive growth The credit profile also reflects fragmented and competitive markets and exposure to foreign exchange movements given that roughly three-quarters of its revenues are generated outside the U.S Diamond (BC) B.V. (Diversey) has underperformed our prior expectations, with significant inflation in direct material costs weighing on EBITDA margins over the past few quarters The company has instituted pricing actions and energy surcharges to offset these pressures, however, we now anticipate credit metrics will be modestly weaker in 2022 versus our previous forecast Demand in the company's base institutional segment has also rebounded marginally slower than expected following pandemic-related declines, particularly in European and emerging markets (about 70% of revenue), where re-opening proceeded slower than in North America As a result, we affirmed our 'B' issuer-credit rating on Diversey, and revised our outlook to stable from positive

Preliminary Draft Subject to Review and Significant Revision Diamond Net Debt (All financials in $mm unless otherwise stated) 86 Notes: (1) Excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets (2) Unfunded pension deficit assumes a 21% tax shield Source: Company Management Forecast, Company Filings Diamond Net Debt Units 2022LE Net Financial Debt $mm 1,771 (+) Pension Deficit (After-Tax)(2) $mm 55 (+) Contingent Consideration $mm - (+) Asset Retirement Obligations $mm 6 Other Debt-Like Items $mm 61 Other Cash-Like Items $mm - Total Net Debt(1) $mm 1,832